                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

[X]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12

                               UPTOWNER INNS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
         0-11.
         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

                  --------------------------------------------------------------

[ ]               Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:_________________________________________________________

Form, Schedule or Registration Statement No.:___________________________________

Filing Party:___________________________________________________________________

Date Filed:_____________________________________________________________________

                               UPTOWNER INNS, INC.
                                 741 5th AVENUE
                         HUNTINGTON, WEST VIRGINIA 25701
                                 (304) 525-8162

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JANUARY __, 2004

         As a shareholder of Uptowner Inns, Inc. ("Uptowner" or the "company"), you are hereby given notice of and invited to attend in person or by proxy the Special Meeting of Shareholders of Uptowner to be held at the offices of the company at 1415 4th Avenue, Huntington, West Virginia, on January _____, 2004, at _______ ________.m., local time, for the following purposes:

         1. To approve and adopt an amendment to the Articles of Incorporation (the "Articles of Incorporation") of Uptowner Inns, Inc., which amendment effectuates a Reverse Stock Split (the "Reverse Stock Split") of Uptowner's Common Stock that would result in (a) shareholders receiving one share of new common stock, $1.00 par value (the "New Common Stock") owned as of the effective date, (b) shareholders receiving cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the Reverse Stock Split at a rate of $1.07 per share on a pre-split basis, and (c) the reduction of Uptowner's authorized shares of Common Stock from 10,000 shares to 500 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split is proposed to terminate Uptowner's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is expected to reduce Uptowner's expenses associated with filing reports with the Securities and Exchange Commission. The amendment to the Articles of Incorporation provide as follows:

                  RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                  IV. The amount of the total authorized capital of the Corporation shall be Five Hundred Dollars ($500), which shall consist of Five Hundred (500) shares of Common Stock, par value $1.00 per share.

         2. To have the proxies vote in accordance with the recommendation of management as to any other matters, which may properly come before the Special Meeting or any adjournments thereof.

         The board of directors has fixed the close of business on December 10, 2003, as the record date (the "Record Date") for determining of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only shareholders at the close of business on the Record Date are entitled to notice of and to vote at such meeting. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends that you vote for approval of the Reverse Stock Split. SHAREHOLDERS WHO DO NOT VOTE FOR THE PROPOSAL, WHO DELIVER, BEFORE THE VOTE IS TAKEN, WRITTEN NOTICE OF THE SHAREHOLDER'S INTENT TO DEMAND PAYMENT IF THE TRANSACTION IS CONSUMMATED, AND WHO FOLLOW THE PROCEDURES SET FORTH ON APPENDIX I TO THE PROXY STATEMENT, WILL HAVE APPRAISAL RIGHTS UNDER WEST VIRGINIA LAW.

         You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, it is very important for your shares to be represented at the meeting. We respectfully request that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. A proxy may be revoked by a shareholder by notifying the secretary of Uptowner in writing at any time prior to its use, by executing and delivering a subsequently dated proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed Proxy Statement.

                                       By Order of the Board of Directors

                                       Carl Midkiff
                                       President and Chief Executive Officer

Dated: December_______, 2003

           YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN PROMPTLY
               THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                               UPTOWNER INNS, INC.
                                 741 5th AVENUE
                         HUNTINGTON, WEST VIRGINIA 25701
                                 (304) 525-8162

                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JANUARY __, 2004

To Our Shareholders:

         This Proxy Statement is furnished to the shareholders of Uptowner Inns, Inc. ("Uptowner") for use at the Special Meeting of Shareholders on January ___, 2004 (the "Special Meeting"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy is solicited on behalf of the board of directors of Uptowner and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies received by Uptowner will be voted as follows:

         1. To approve and adopt an amendment to the Articles of Incorporation (the "Articles of Incorporation") of Uptowner Inns, Inc., which amendment effectuates a Reverse Stock Split (the "Reverse Stock Split") of Uptowner's Common Stock that would result in (a) shareholders receiving one share of new common stock, $1.00 par value (the "New Common Stock") owned as of the effective date, (b) shareholders receiving cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the Reverse Stock Split at a rate of $1.07 per share on a pre-split basis, and (c) the reduction of Uptowner's authorized shares of Common Stock from 10,000 shares to 500 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split is proposed to terminate Uptowner's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is expected to reduce Uptowner's expenses associated with filing reports with the Securities and Exchange Commission. The amendment to the Articles of Incorporation provide as follows:

                  RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                  IV. The amount of the total authorized capital of the Corporation shall be Five Hundred Dollars ($500), which shall consist of Five Hundred (500) shares of Common Stock, par value $1.00 per share.

         2. The proxies will be voted in accordance with the recommendation of management as to any other matters, which may properly come before the Special Meeting or any adjournments thereof.

         The record date of shareholders entitled to vote at the Special Meeting was taken at the close of business on December 10, 2003 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is December___ , 2003. The mailing address of Uptowner is 741 5th Avenue, Huntington, West Virginia 25701. The combined
Annual Report on Form 10-K for the fiscal year ended June 30, 2003 as well as Form 10-Q for the quarter ended September 30, 2003, are enclosed with this Proxy Statement.

         Shareholders who do not vote in favor of the proposal and comply with the provisions of West Virginia Code Sections 31D-13-1302, et seq. will have appraisal rights with respect to their shares. Those Code sections are attached as Appendix I to this Proxy Statement.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement or related Schedule 13E-3, and if given or made, such information or representation should not be relied upon as having been authorized by Uptowner.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION PROPOSED HEREIN OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS CONTEMPLATED HEREBY, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                                             PAGE
SUMMARY OF TERMS OF REVERSE STOCK SPLIT....................................................   1

SPECIAL FACTORS............................................................................   2
     Purpose and Reasons for the Reverse Stock Split.......................................   2
     Background............................................................................   4
     Alternatives Considered by the Board of Directors.....................................   5
     Valuation.............................................................................   6
     Fairness of the Reverse Stock Split Proposal..........................................   6
     Certain Effects of Reverse Stock Split Proposal on Uptowner's Shareholders............   8
     Federal Income Tax Consequences.......................................................  13

GENERAL INFORMATION........................................................................  13
     Voting Procedures and Revocability of Proxies.........................................  13
     Persons Making the Solicitation.......................................................  14

PROPOSAL--REVERSE STOCK SPLIT AND RELATED
AMENDMENT TO UPTOWNER'S ARTICLES OF INCORPORATION..........................................  14
     General...............................................................................  14
     Payment of Shares.....................................................................  15
     Vote Required.........................................................................  15
     Source and Amount of Funds or Other Consideration; Expenses of Transaction............  16

MANAGEMENT.................................................................................  16
     Information with Respect to the Directors and Executive Officers......................  16
     Committees of the Board of Directors..................................................  17
     Report of Carl Midkiff Concerning the Audit...........................................  17
     Directors' Compensation...............................................................  18
     Board of Directors Report on Executive Compensation...................................  18
     Section 16(a) Beneficial Ownership Reporting Compliance...............................  19
     Executive Compensation and Other Information..........................................  19

INFORMATION ABOUT UPTOWNER INNS, INC. .....................................................  20
     General...............................................................................  20
     Property..............................................................................  21
     Legal Proceedings.....................................................................  22
     Security Ownership of Certain Beneficial Owners and Management........................  23

OTHER MATTERS..............................................................................  24

FORWARD-LOOKING STATEMENTS.................................................................  24

                                                                                            PAGE
AVAILABLE INFORMATION......................................................................  24

DOCUMENTS INCORPORATED BY REFERENCE........................................................  25

APPENDICES -

     Appendix I   -  West Virginia Code, Article 13. Appraisal Rights, Sections
                     31D-13-1301 to - 03; Sections 31D-13-1320 to - 26; Sections
                     31D-13-1330 and - 1331.

     Appendix II  -  Valuation of Uptowner Inns, Inc. as of June 30, 2003

     Appendix III -  Articles of Amendment to Articles of Incorporation of
                     Uptowner Inns, Inc.

                     SUMMARY OF TERMS OF REVERSE STOCK SPLIT

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE TERMS AND CONDITIONS OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENT AMENDMENTS TO OUR ARTICLES OF INCORPORATION, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, ITS ATTACHMENTS AND THE OTHER INFORMATION TO WHICH WE REFER.

         - The board of directors of Uptowner has unanimously approved, and recommended that the shareholders approve, a 1-for-10,000 reverse split of the Existing Common Stock. Each 10,000 shares of Existing Common Stock outstanding immediately prior to the completion of the Reverse Stock Split will be automatically converted into one share of New Common Stock (see "Special Factors--Background" on Page 2).

         - No new certificates representing fractional shares of the New Common Stock will be issued. Instead, each fractional share will be purchased by Uptowner for a cash payment equal to $1.07 per share on a pre-split basis. The $1.07 per share payment reflects the proportionate value of $1,600,000. This valuation is based upon the valuation conducted by Somerville & Company PLLC attached hereto as Appendix II (See "Special Factors--Background" on page 2; and "--Fairness of the Reverse Stock
               Split Proposal" on page 6).

         - As a result of the Reverse Stock Split, persons who hold fewer than 10,000 shares of Existing Common Stock immediately prior to the Reverse Stock Split will have their entire interest in the New Common Stock purchased by Uptowner and will no longer be holders of New Common Stock (see "Special Factors--Certain Effects of Reverse Stock Split Proposal on Uptowner's Shareholders" on page 8).

         - The principal purpose of the Reverse Stock Split is to reduce the number of shareholders of record of Uptowner's Common Stock to fewer than 300, enabling Uptowner to terminate its status as a reporting company under the Exchange Act, and thereby eliminate the significant expenses associated with being a reporting company (see "Special Factors--Purpose and Reasons for the Reverse Stock Split" on page 2).

         - The principal advantage of the Reverse Stock Split to Uptowner and its shareholders is the direct and indirect expense savings that are expected to be realized by termination of Uptowner's reporting company status (see "Special Factors--Purpose and Reasons for the Reverse Stock Split" on page 2).

         - A principal advantage of the Reverse Stock Split to shareholders who held fewer than 10,000 shares of Existing Common Stock is that Uptowner will purchase their fractional shares of New Common Stock thereby creating a liquidity event for Uptowner's shareholders (see "Special Factors--Certain Effects of Reverse Stock Split Proposal on Uptowner's Shareholders" on page 8).

         - The principal disadvantages of the Reverse Stock Split are that most of Uptowner's shareholders will cease to be shareholders following the Reverse Stock Split and will not receive certain benefits of the Reverse Stock Split (see "Special Factors-- Certain Effects of Reverse Stock Split Proposal on Uptowner's Shareholders" on page 8).

         - Approval of the amendment to the Articles of Incorporation to effect the Reverse Stock Split will require approval by holders of a majority of the outstanding shares of Existing Common Stock (see "Proposal--Reverse Stock Split and Related Amendments to Uptowner's Articles of Incorporation--Vote Required" on page
               14).

         - Each shareholder whose fractional share is repurchased by Uptowner will recognize gain or loss for federal income tax purposes measured by the difference between the shareholder's basis in the fractional share and the cash consideration received for the fractional share. The gain or loss will be capital gain or loss if the share was held as a capital asset (see "Special Factors--Federal Income Tax Consequences" on page 13).

         - Under the West Virginia Business Corporation Act, shareholders have appraisal rights and the right to demand payment for their shares (see "Proposal--Reverse Stock Split and Related Amendments to Uptowner's Articles of Incorporation--Appraisal Rights" on page 14).

         - Uptowner's board of directors has concluded that the Reverse Stock Split is fair to Uptowner's shareholders, including the unaffiliated shareholders of Uptowner from a financial point of view. This conclusion was based on the valuation performed by Sommerville & Company, PLLC and based upon the analysis of several factors described in detail in the section of this Proxy Statement titled "Special Factors--Fairness of the Reverse
               Stock Split Proposal" (see "Special Factors--Fairness of the Reverse Stock Split Proposal" on page 6).

                                 SPECIAL FACTORS

PURPOSE AND REASONS FOR THE REVERSE STOCK SPLIT

         The reason for the Reverse Stock Split is to relieve Uptowner of the costs and burdens of remaining a public company and reduce the costs associated with servicing many small shareholder accounts.

         The board of directors believes that there are considerable costs and burdens to Uptowner in remaining a public reporting company. To comply with its obligations under the Exchange Act, Uptowner incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of common shares include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the company's private status; and reduction in direct expenses such as word processing and preparing electronic filings in the EDGAR format prescribed by the Securities and Exchange Commission (the "SEC" or the "Commission"). Uptowner has determined that there will be a reduction in audit and legal fees, and additional savings in directors' fees and other personnel costs once Uptowner is no longer subject to the reporting requirements of the Exchange Act. Uptowner also incurs indirect costs as a result of executive time expended to prepare and review such Exchange Act filings. Ceasing registration of the Common Stock is expected to reduce substantially many of these costs.

         Uptowner also expects the Reverse Stock Split to reduce the cost of servicing shareholder accounts. The costs of printing and mailing materials to shareholders increases for each shareholder account, regardless of the number of shares held by the shareholder. Many of Uptowner's shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings.

         The Reverse Stock Split would not only reduce these servicing expenses, but would also provide a cash payment to holders of fewer than 10,000 shares for their interest in Uptowner. Shareholders of record owning more than 10,000 shares would receive a cash payment in lieu of the fractional share they would otherwise be entitled to receive as a result of the Reverse Stock Split.

         Based on its experience, Uptowner believes that total annual savings of approximately $75,000 in previously estimated costs of continuing as a public company may be realized by going private. This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate.

         If the Reverse Stock Split is approved and implemented, Uptowner believes that the number of shareholders of record of Uptowner's common shares will be fewer than 300 and will number eight. Uptowner intends to terminate the registration of its New Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. Following the Reverse Stock Split, the decision by Uptowner to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Special Meeting. Uptowner's duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once Uptowner has fewer than 300 shareholders of record and has filed the appropriate form with the SEC. Uptowner will become a private company, and there will be no opportunity for a public market for Uptowner's securities to develop.

         In consideration of the aforementioned reasons, Uptowner's board of directors on October 17, 2003, approved, subject to approval by Uptowner's shareholders, a proposal to effect the Reverse Stock Split and the amendment to Uptowner's Articles of Incorporation.

         No unaffiliated representative has been retained to act solely on behalf of unaffiliated shareholders for purposes of negotiating the terms of the Reverse Stock Split. Additionally, the board made no specific provision to grant unaffiliated shareholders access to Uptowner's corporate files, except as may be required by the West Virginia Business Corporation Act, or to obtain counsel. Uptowner has obtained a valuation from the accounting firm of Somerville & Company, PLLC. Somerville & Company, PLLC provides non-auditing services for Uptowner.

BACKGROUND

         At a board of directors' meeting in July 2002, the board discussed the cost of the company's compliance with the requirements of being an SEC reporting company and addressed the issue of the feasibility of terminating the company's reporting obligations under the Exchange Act. At that meeting, the board authorized the company's chief executive officer to engage the law firm, Jackson Kelly PLLC, to study the legal ramifications of and to determine the best method for the company to terminate its Exchange Act reporting obligations. Pursuant to the advice of Jackson Kelly PLLC, the company engaged the accounting firm, Somerville & Company, PLLC, to prepare a valuation of the company's stock with a view to engaging in a reverse stock split to reduce the number of the company's shareholders to below 300. Additionally, Jackson Kelly PLLC was instructed to prepare the necessary SEC filings for a going private transaction.

         At a board of directors' meeting on October 17, 2003, management discussed the draft of the company's 13E-3 Transaction Statement and Proxy Statement. Management and the board reiterated its view that Uptowner may expend substantial amounts to maintain its present status as a public company while Uptowner and its shareholders are deriving few, if any, benefits therefrom, since Uptowner's Common Stock is not actively traded. The board considered the advantages and disadvantages of being a private company.

         At that meeting, Jackson Kelly PLLC discussed with the board a reverse stock split as well as other options for taking Uptowner private. After discussion with legal counsel and other advisors, the board determined that a Reverse Stock Split was feasible in Uptowner's current situation.

         The board discussed the fairness of the Reverse Stock Split to the shareholders who will receive New Common Stock. See "Fairness of the Reverse Stock Split Proposal" below. Because of the estimated cost savings associated with no longer being a public company, the board concluded that a Reverse Stock Split would be fair to such shareholders. Uptowner has not solicited any third party offers to merge or acquire Uptowner, nor did it authorize any member of the board of directors or unaffiliated party to do so.

         Management recommended that a ratio of 1-to-10,000 would reduce the record shareholder population below 300 while allowing adequate margin for any increase in the number of shareholders that might occur prior to the effectiveness of a Reverse Stock Split (for example, as a result of holders with shares in "street name" requesting that share certificates be issued in their own name, or persons other than current shareholders purchasing shares). Also, this ratio would eliminate the cost of servicing many small shareholder accounts.

         Uptowner and its board of directors are proposing the Reverse Stock Split at this time because the cost of remaining a public company is significant, especially in relation to the remaining net assets and status of Uptowner.

         After the completion of the discussions, the Reverse Stock Split and all corporate actions necessary in connection therewith were approved unanimously by the board of directors, which directed that the Reverse Stock Split be submitted for approval at a meeting of Uptowner's shareholders.

         Failure to approve the Reverse Stock Split will continue Uptowner's costs of being a public company with minimal corresponding benefit.

         If the shareholders approve the Reverse Stock Split, Uptowner intends to file an amendment to Uptowner's Articles of Incorporation with the Secretary of State of the State of West Virginia in substantially the form attached hereto as Appendix III. The Reverse Stock Split will become effective on the date the amendment is filed with the Secretary of State of the State of West Virginia, or such later date as is specified in the filing (the "Effective Date"). Uptowner expects the amendment to become effective as soon as practicable following the Special Meeting.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

         The board of directors considered alternative transactions to reduce the number of shareholders but ultimately determined that the Reverse Stock Split was the preferred method. The board of directors considered the following alternative strategies:

         ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of Uptowner's outstanding Existing Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit Uptowner to reduce the number of shareholders below 300, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its SEC reporting requirements. The board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, the board considered the cost of completing the tender offer, which could be significant in relation to the value of the shares sought to be purchased.

         PURCHASE OF SHARES IN THE OPEN MARKET. There is a limited trading market for the Existing Common Stock with little liquidity; therefore, the board of directors believes it would be highly unlikely that shares could be acquired by Uptowner from a sufficient number of holders to accomplish the board's objectives.

         CONTINUING AS IS. Finally, the board of directors considered taking no action to reduce the number of shareholders of Uptowner. However, due to Uptowner's significant costs of compliance under the Exchange Act, especially in relation to Uptowner's overall expenses, the board believes that taking no action at this time is not in the best interests of Uptowner.

         Because Uptowner is an operating company that historically has operated at a loss and it would be unlikely that a sale could generate a per share price equal to or greater than $1.07, the board did not give serious consideration to identifying a third party to acquire Uptowner's assets or stock in a merger or similar transaction.

         The board of directors has determined that the Reverse Stock Split is the most expeditious and economical method of changing Uptowner's status from that of a reporting company to that of a non-reporting company. Uptowner has not sought, and has not received, any proposals for the merger or consolidation of Uptowner, or for the sale or other transfer of all or any substantial portion of Uptowner's assets, or for the securities of Uptowner that would enable the holder thereof to exercise control of Uptowner. See "Special Factors -- Background."

VALUATION

         Attached as Appendix II to this Proxy Statement is the valuation of the company prepared by the accounting firm of Somerville & Company, PLLC, in Huntington, West Virginia. Susan K. Richardson at Somerville & Company, PLLC, performed the valuation on behalf of Somerville & Company, PLLC. Ms. Richardson graduated from Marshall University in December 1982. In addition to the usual 40 hours of continuing education required to maintain licensure, she has also attended substantial courses in the field of management services, including both AICPA and NACVA workshops and seminars related to business valuations and litigation services. She formally completed the instructional and testing requirements and was certified by the National Association of Certified Valuation Analysts during the summer of 1993. In addition to the original requirements above, the Association requires 12 hours of continuing education annually to maintain certification. Presently, Ms. Richardson is certified in the States of West Virginia and Kentucky. The company selected Somerville & Company, PLLC, to conduct the valuation because that firm is familiar with the company's business by virtue of the fact that it has served as the company's internal accountants since Fall 2000. For a summary of the procedures followed, the findings and recommendations, the bases for and methods of arriving at the findings and recommendations and the instructions received from the company in the conduct of the valuation, see Appendix II. Please note that Appendix II does not contain the exhibits to Somerville & Company's report, but Uptowner will provide this information, free of charge, upon written request. To receive such information, you may contact Carl Midkiff at Uptowner Inns, Inc., 741 5th Avenue, Huntington, West Virginia 25701, or by calling (304) 525-8162.

FAIRNESS OF THE REVERSE STOCK SPLIT PROPOSAL

         The board of directors believes that the Reverse Stock Split, taken as a whole, is substantively and procedurally fair to and in the best interests of Uptowner and its shareholders, including the unaffiliated shareholders. In determining the fairness of the Reverse Stock Split, the board of directors considered a number of factors prior to approval of the proposed transaction.

         The board of directors recognized the concerns of shareholders owning fewer than 10,000 shares of Existing Common Stock. The Reverse Stock Split will allow such shareholders to liquidate their holdings at a fair value, and without brokerage or other transaction costs by receiving cash for their interest.

         Shareholders receiving New Common Stock are expected to benefit from the reduction of direct and indirect costs borne by Uptowner to maintain its public company status. In addition, shareholders holding a number of shares not evenly divisible by 10,000 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transactions costs.

         The board of directors of Uptowner by unanimous vote on October 17, 2003, with no member of the board of directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the Reverse Stock Split to be advisable, and directing that a proposed amendment to the Articles of Incorporation of Uptowner effecting the Reverse Stock Split and reducing Uptowner's authorized capital proportionately be submitted to shareholders of Uptowner for consideration. The board considered the following factors in reaching its conclusion:

          -    The status of Uptowner as a small business.

          -    The limited trading market and liquidity of the Existing Common
               Stock.

          - The opportunity afforded, in the absence of a trading market, by the Reverse Stock split for holders of even a small number of shares to receive a cash payment for their interest without brokerage costs, and for larger shareholders to receive a cash payment in respect of a portion of their interest.

          - The board believed that the payment of $1.07 per pre-split share is fair in light of (a) the valuation received from Somerville & Company, PLLC, attached (without exhibits) to this Proxy Statement as Appendix II, and (b) the prior transactions in the company's stock as follows:

     Date                 Number of Shares         Price Per Share
     ----                 ----------------         ---------------
February 1984                 264,158                   $0.65
June 1992                      28,102                   $0.65
September 1998                 30,049                   $0.65
November 2001                  36,060                   $0.65
November 2002                  15,552                   $0.65

               The value of the company computed at $0.65 per share is $972,606 without discounts for marketability or minority interest position. The value of the company at $1.07 per share is $1,600,000 without discounts for marketability or minority interest position.

          - The board's knowledge of the financial condition and prospects of Uptowner.

          - The anticipated increased cost of compliance with the additional requirements on public companies under the Sarbanes-Oxley Act of 2002 and related SEC regulations.

          - The fact that at the 1-for-10,000 ratio, the Reverse Stock Split would not significantly impact control of Uptowner, and that Uptowner expects that it would continue to have approximately eight shareholders that would own approximately 100% of New Common Stock following the Reverse Stock Split. Accordingly, the board of directors did not view the Reverse Stock Split as significantly impacting control of Uptowner.

         In determining to approve the Reverse Stock Split, the board of directors placed the greatest weight on the status of Uptowner as a non-reporting entity and the valuation received from Somerville & Company, PLLC, and did not assign any particular weight to any of the other factors. After evaluating these factors, the board determined that the Reverse Stock Split is substantively fair to unaffiliated shareholders.

         PROCEDURAL FAIRNESS DISCUSSION. Under the West Virginia Business Corporation Act, shareholders are granted appraisal rights which, if a shareholder does not vote in favor of the proposal and follows the appraisal procedures set forth in West Virginia Code Sections 31D-12-1301 to 31D-13-1326, will have the right to obtain fair value for his or her shares.

         After evaluating the substance and procedural fairness of the Reverse Stock Split, the board concluded that the Reverse Stock Split is the most expeditious, efficient, cost effective and fair method to convert Uptowner from a reporting company to a privately held non-reporting company.

         On October 17, 2003, the board of directors determined that the purchase price of $1.07 per whole share of New Common Stock (reflects a $1,600,000 pre-split valuation of Existing Common Stock) for fractional shares of Uptowner's Existing Common Stock is fair from a financial point of view to the holders of Existing Common Stock of Uptowner. This determination was based on the factors discussed above.

         To Uptowner's knowledge, each executive officer and director of Uptowner will vote all shares of Existing Common Stock those persons have proxy authority for, for the proposed Reverse Stock Split and related Articles to Uptowner's Articles of Incorporation. These shares represent approximately 56% of the voting power on the Record Date.

CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON UPTOWNER'S SHAREHOLDERS

         RIGHTS, PREFERENCES AND LIMITATIONS. There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. There will be no differences with respect to dividend, voting, liquidation or other rights associated with Uptowner's Common Stock before and after the Reverse Stock Split.

         If the Reverse Stock Split is approved, the interests of holders of Existing Common Stock will change. Each share of Existing Common Stock which would upon completion of the Reverse Stock Split represent a fractional share of New Common Stock will be automatically converted into the right to receive from Uptowner, in lieu of fractional shares of New Common Stock, cash in the amount of $1.07 for each share of Existing Common Stock on a pre-split basis.

         If the Reverse Stock Split is effected, shareholders owning fewer than 10,000 shares of Existing Common Stock will no longer have any equity interest in Uptowner and will not participate in future increases or decreases to Uptowner's net assets in liquidation. Further, the shareholders who will continue to have an equity interest in Uptowner after the Reverse Stock Split will own a security the liquidity of which will be reduced.

         The Reverse Stock Split will have a different effect on shares of Existing Common Stock held by affiliates of Uptowner as it will have on shares of Existing Common Stock held by non-affiliates of Uptowner. As of September 30, 2003, the directors and executive officers of Uptowner held an aggregate of 55,36% of the Existing Common Stock. See "Information About Uptowner - Ownership of Voting Securities of Uptowner". Due to the fact that each of the affiliate shareholders of Uptowner hold more than 50% of the shares of Existing Common Stock of Uptowner and will remain shareholders of Uptowner, none of the affiliate shareholders of Uptowner will have their interest in the New Common Stock purchased by Uptowner.

         FINANCIAL IMPACT. Uptowner estimates that after the Reverse Stock Split is effected, the number of shares of New Common Stock outstanding will be approximately 81 shares in the hands of approximately four shareholders of record. The total number of fractional shares to be purchased (exclusive of an undetermined number of fractional shares held in "street name") is estimated to be approximately 688,187 at a cost of less than $736,360. The cost of the Reverse Stock Split transaction will come from Uptowner's available cash and other liquid assets.

         APPRAISAL RIGHTS. Pursuant to West Virginia Code Section 31D-13-1302, a company shareholder may have appraisal rights as to all or any part of the shares of company common stock registered in that shareholder's name, provided the shareholder does not vote in favor of the Reverse Stock Split and complies with the procedures outlined in West Virginia Code Sections 31D-13-1303 through and including Section 31D-13-1326.

         Under West Virginia Code Section 31D-13-1321, a shareholder who wishes to exercise appraisal rights must deliver to the company before any vote is taken on the Reverse Stock Split, written notice of that shareholder's intent to demand payment if the proposed Reverse Stock Split is consummated. Also, that shareholder must not vote, or cause to or permit to be voted, any shares of that shareholder's Common Stock in favor of the proposed Reverse Stock Split. A shareholder who does not satisfy these requirements is not entitled to appraisal rights.

         If the proposed Reverse Stock Split becomes effective, the company must deliver a written appraisal notice in the requisite form to all shareholders who satisfied the foregoing requirements. That notice must be sent no earlier than the date the Reverse Stock Split becomes effective and no later than 10 days after the Effective Date. That form would require a shareholder asserting appraisal rights to certify whether or not beneficial ownership of that shareholder's shares for which appraisal rights are asserted was acquired before the date of this Proxy Statement and that the shareholder did not vote for the Reverse Stock Split.

         This form will state where it must be returned and where certificates for shares must be deposited and the date by which those certificates must be deposited. The form will also indicate the company's estimate of the fair value of the shares and that, if requested in writing, the company will provide, to the shareholders so requesting, within 10 days after the date specified in which the form must be returned, the number of shareholders who returned the forms by the specified date and the total number of shares owned by them. The form will also state the date by which the notice to withdraw from the appraisal process must be received.

         A shareholder who receives notice and who wishes to exercise appraisal rights must certify on the form sent by the company whether beneficial ownership of the shares was acquired before the required date set forth above. If a shareholder fails to make this certification, the company may elect to treat the shareholder's shares as after-acquired shares that were not entitled to appraisal rights. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice, is not entitled to payment.

         The company shall pay in cash to those shareholders who comply with the requirements set forth in the West Virginia Code the amount the company estimates to be the fair value of their shares, plus interest. Any payment must be accompanied by financial statements of the company, a statement of the company's estimate of the fair value of the shares and a statement that shareholders who have perfected their appraisal rights have the right to demand further payment and that if any shareholder does not make demand for further payment within the time specified, that shareholder is deemed to have accepted the payment in full of satisfaction of the company's obligations under the West Virginia Code regarding appraisal rights.

         The company may elect to withhold payment from any shareholder who did not certify the beneficial ownership of all of the shareholder's shares as set forth above. If the company elects to withhold to such payment, it must, within 30 days, notify all shareholders who are seeking appraisal and from whom the company has elected to withhold payment along with the following information: the company's financial statements; the company's estimate of fair value; that such shareholder may accept the company's estimate of fair value, plus interest, in full satisfaction of such shareholder's demands or demand appraisal under the West Virginia Code; that those shareholders who wish to accept the offer must notify the bank of their acceptance within 30 days; and that those shareholders who do not satisfy the requirements for demanding appraisal under the provisions of the West Virginia Code will be deemed to have accepted the company's offer.

         A shareholder who is paid but who is dissatisfied with the amount of the payment must notify the company in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate, plus interest, unless any payment is already made. Any shareholder offered a payment by the company and who is dissatisfied with that offer must reject that offer and demand payment of the shareholder's stated estimate of the fair value of the shares, plus interest. A shareholder who fails to notify the company in writing of that shareholder's demand to be paid within 30 days after receiving the company's payment or offer of payment waives the right to demand payment and is entitled only to the payment offered by the company. THE FOREGOING SUMMARY IN THIS SECTION OF THE PROXY STATEMENT ENTITLED "APPRAISAL RIGHTS" DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF SHAREHOLDERS SEEKING APPRAISAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF WEST VIRGINIA CODE SECTIONS 31D-13-1302 TO AND INCLUDING 31D-13-1326, THE FULL TEXT OF WHICH IS ATTACHED AS APPENDIX II TO THIS PROXY STATEMENT.

         TERMINATION OF REGISTRATION WITH SEC. The Existing Common Stock is currently registered under the Exchange Act. Such registration may be terminated, under SEC rules, upon application of Uptowner to the SEC if Uptowner has fewer than 300 record holders of its Common Stock. Uptowner intends to make an application for termination of registration of the New Common Stock as promptly as possible after filing the Articles of Amendment. Termination of the registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by Uptowner to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the filing of annual and quarterly reports and Proxy Statements, no longer applicable to Uptowner.

         With respect to the executive officer and directors of Uptowner, upon termination of registration of the New Common Stock under the Exchange Act, the executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit recapture provisions of Section 16 thereof, as well as many of the provisions of the Sarbanes-Oxley Act of 2002. Upon termination of Exchange Act registration, Uptowner will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.


         BENEFITS. The Reverse Stock Split is expected to result in the following benefits to Uptowner, its remaining shareholders, and those persons who will cease to be shareholders of Uptowner upon completion of the Reverse Stock Split:

          - The termination of Uptowner's reporting obligations under the Exchange Act will result in a reduction in Uptowner's previously estimated costs to be incurred during the remaining liquidation period. Uptowner expects to use any amounts saved as a result of termination of Exchange Act registration to increase future dividends and/or use such cost savings in the business.

          - The Reverse Stock Split affords shareholders owning fewer than 50 shares of Existing Common Stock the opportunity to realize fair value for their shares. In the absence of the Reverse Stock Split, even if a more active trading market developed for the Existing Common Stock, such holders would nonetheless realize less net value for their shares since the sale of their shares would ordinarily involve disproportionately high brokerage commissions.

          - The percentage ownership of New Common Stock of the remaining shareholders of Uptowner following the Reverse Stock Split will increase due to the repurchase of fractional shares by Uptowner.

         DETRIMENTS. The Reverse Stock Split is expected to result in the following detriments to Uptowner, its remaining shareholders, and those persons who will cease to be shareholders of Uptowner upon completion of the Reverse Stock Split:

          - If the Reverse Stock Split is approved, it is estimated that approximately 1,391 shareholders, owning in the aggregate approximately 688,187 shares of Existing Common Stock, will cease to be shareholders of Uptowner and will no longer hold an equity interest in Uptowner. Such shareholders, therefore, will not share in future increases in Uptowner's net assets or in future dividends, if any, and will no longer have the right to vote on any corporate matter. Such shareholders also will be deprived of the ability to liquidate their shares of Existing Common Stock at a time and for a price of their choosing (assuming a purchaser for such shares could be found).

          - Termination of registration of the shares of New Common Stock under the Exchange Act will reduce substantially the information required to be furnished by Uptowner to its shareholders and will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with certain shareholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to "going private" transactions no longer applicable to Uptowner and its executive officer and directors. In addition, termination of such registration will deprive "affiliates" of Uptowner of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act.

          - If the Reverse Stock Split is approved and, as contemplated, the shares of New Common Stock are deregistered under the Exchange Act, it is anticipated that a market for the New Common Stock will not be available by market makers.

          - Shareholders owning whole shares, rather than fractions of a share, after the Reverse Stock Split will not be entitled to receive any cash payment for their whole shares of New Common Stock, but will receive cash only for their fractional share.

         BENEFICIAL OWNERS OF COMPANY STOCK. The Reverse Stock Split will affect shareholders holding Uptowner stock in street name through a nominee (such as a bank or broker). Nominees may have different procedures, and shareholders holding Uptowner stock in street name should contact their nominees to determine how they are affected by the Reverse Stock Split.

         DIRECTORS AND OFFICERS. The directors and officers of Uptowner immediately prior to the Reverse Stock Split will remain the directors and officers of Uptowner immediately following the effectiveness of the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizing certain federal tax consequences is based on current law and is included for general information only. Shareholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances.

         Shareholders who receive cash or fractional shares (as the case may be) will be treated as receiving cash as payment in exchange for their shares of Existing Common Stock of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the shares or fractional shares surrendered for cash.

                               GENERAL INFORMATION

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

         This Proxy Statement is being furnished in connection with the solicitation by the board of directors of Uptowner, a West Virginia corporation, of proxies to be voted at the Special Meeting of Shareholders of Uptowner to be held at the offices of Uptowner, at 741 5th Avenue, Huntington, West Virginia 25701, on January ___________ , 2004, at ______.m., local time, and at any postponement or adjournment thereof. The only shareholders entitled to vote at the Special Meeting are the holders of record at the close of business on the Record Date. On the Record Date there were 1,583,563 outstanding shares of Existing Common Stock. Each outstanding share of Existing Common Stock is entitled to one vote on each matter to come before the Special Meeting.

         At the Special Meeting, the shareholders of Uptowner will vote (i) to approve the amendment to Uptowner's Articles of Incorporation to effect the proposed one-for-10,000 Reverse Stock Split, and (ii) to transact such other business as may properly come before the Special Meeting, as set forth in the preceding Notice of Special Meeting.

         The holders of a majority of the outstanding shares of Existing Common Stock present, in person or by proxy, and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker non-votes are considered for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the effect of a vote against the Reverse Stock Split and the related amendment to Uptowner's Articles of Incorporation. Shareholders are urged to sign the accompanying form of proxy and return it promptly.

         When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by proxies designated on the proxy card in accordance with the shareholder's instructions. If a signed proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted for the proposed Reverse Stock Split described in this Proxy Statement and, at the discretion of the designated proxies, on any other matter that may properly come before the Special Meeting or any adjournment. Uptowner does not know of any business that will be presented for consideration at the Special Meeting other than the Reverse Stock Split and related Amendment to Uptowner's Articles of Incorporation. However, if any other business should come before the Special Meeting, it is the intention of the designated proxies to vote on any such business in accordance with the recommendation of management.

         Any shareholder of Uptowner has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by (i) notifying the Secretary of Uptowner in writing at Uptowner's principal executive office, (ii) executing and delivering a subsequent proxy, or (iii) personally appearing at the Special Meeting and casting a vote in person. However, no revocation shall be effective unless and until notice of such revocation has been received by Uptowner at or prior to the Special Meeting.

PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of the board of directors of Uptowner. The chief executive officer may participate in the solicitation but will not receive any separate or additional compensation in connection therewith. The cost of soliciting proxies in the accompanying form will be borne by Uptowner. Proxies may also be solicited personally or by telephone by directors and officers of Uptowner, without additional compensation therefor. Upon request, Uptowner will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

                   PROPOSAL--REVERSE STOCK SPLIT AND RELATED
                AMENDMENT TO UPTOWNER'S ARTICLES OF INCORPORATION

GENERAL

         The board of directors has unanimously adopted a resolution approving, and recommending to shareholders for approval, an amendment to Uptowner's Articles of Incorporation to effect the proposed one-for-10,000 Reverse Stock Split. The form of amendment is attached hereto as Appendix III.

         If the shareholders approve the Reverse Stock Split, Uptowner intends to file the amendment to Uptowner's Articles of Incorporation with the Secretary of State of West Virginia. The Reverse Stock Split will become effective on the date the amendment is filed with the Secretary of State of West Virginia. Uptowner expects the amendment to become effective as soon as practicable following the Special Meeting.

         Uptowner had 1,583,563 shares of Existing Common Stock outstanding as of the Record Date. If the Reverse Stock Split is approved and implemented, each share of Existing Common

Stock will automatically be reclassified into one ten thousandth of a fully paid and non-assessable share of New Common Stock without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date if the Reverse Stock Split is approved, the currently outstanding shares of Existing Common Stock will be converted into approximately 81 shares of New Common Stock.

PAYMENT FOR SHARES

         Within 10 days after the Effective Date, Uptowner will mail to the holders of fractional shares a notice of the filing of the Articles of Amendment and a letter of transmittal containing instructions with respect to the submission of shares of Existing Common Stock to Uptowner. No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders holding a number of shares of Existing Common Stock not evenly divisible by 10,000, and shareholders holding fewer than 10,000 shares of Existing Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. The price payable by Uptowner for Existing Common stock will be determined by multiplying the Existing Common Stock by $1.07. Payment for fractional shares will be determined by multiplying the fraction of New Common Stock by $1.07. Holders of shares will be entitled to receive, and Uptowner will be obligated to make payment for, cash in lieu of shares only by transmitting stock certificate(s) for shares of Existing Common Stock to Uptowner, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as Uptowner may require.

         Any holder of record of fewer than 10,000 shares of Existing Common Stock who desires to retain an equity interest in Uptowner after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of Existing Common Stock such that the total number of shares held of record in his name immediately prior to the Reverse Stock Split is equal to or greater than 10,000. However, due to the limited trading market for Uptowner's Existing Common Stock it is possible that a shareholder desiring to retain an equity interest in Uptowner may not be able to purchase enough shares to retain an equity interest in Uptowner at a fair price or at all.

VOTE REQUIRED

         Approval of the Reverse Stock Split will require approval by a majority of the shares of Existing Common Stock that were outstanding on the Record Date. Accordingly, the Reverse Stock Split will be approved if at least 791,782 shares of Existing Common Stock are voted in favor of the Reverse Stock Split. A majority of the shares will be voted in favor of the Reverse Stock Split as affiliates of Uptowner (Carl Midkiff, Violet Midkiff, various Midkiff family members and management) hold 55.36% of the shares outstanding.

SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION; EXPENSES OF TRANSACTION

         The total amount of funds needed to cash out the fractional shares is estimated to be $649,830. Uptowner estimates incurring the following costs and expenses to structure and complete the Reverse Stock Split:

Filing fees                                      $     350
Legal expenses                                      35,000
Accounting expenses                                 15,000
Printing and mailing costs                          10,000
Other miscellaneous costs                            5,000
                                                 ---------
Total                                            $  65,350
                                                 ---------

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO UPTOWNER'S ARTICLES OF INCORPORATION.

                                   MANAGEMENT

INFORMATION WITH RESPECT TO THE DIRECTORS AND EXECUTIVE OFFICERS

         For each member of the board of directors and Uptowner's executive officers, there follows information given by each concerning his or her principal occupation and business experience for the past five years, his or her age and his or her length of service as a director of Uptowner. The address and telephone for each person named in the table is in care of Uptowner Inns, Inc., 741 5th Avenue, Huntington, West Virginia 25701, Telephone (304) 525-8162.

                                           POSITION WITH             TERM       PRINCIPAL OCCUPATION FOR PAST
      NAME                 AGE              THE COMPANY             EXPIRES               FIVE YEARS
----------------           ---        -----------------------       -------    -------------------------------
Hobart A. Adkins           47           Director Since 2001           2003     Owner of Quality Exhaust, Inc.;
                                      Secretary of the Board                   President, 31st Street
                                                                               Enterprises, Inc. (Business
                                                                               includes auto repair and
                                                                               exhaust repair)

Richard Monga              38           Director Since 2001           2003     General Manager of Uptowner
                                                                               Inns, Inc. (1997-present);
                                                                               Prior Experience: General
                                                                               Manager, separate Holiday Inn
                                                                               property

                                          POSITION WITH              TERM       PRINCIPAL OCCUPATION FOR PAST
      NAME                 AGE             THE COMPANY              EXPIRES             FIVE YEARS
------------------         ---         ----------------------       -------    -------------------------------
Carl E. Midkiff            52           Director Since 1997           2003     President, CEO and Chairman of
                                          President, CEO,                      the Board of Uptowner Inns,
                                       Chairman of the Board                   Inc.; Owner and Manager of
                                                                               Hazmat Environmental
                                                                               Contractors, Inc.  (1995-2001);
                                                                               Owner and Manager of Prestige
                                                                               Properties, Inc. (2000-present)
                                                                               (Owns and manages residential
                                                                               rental properties)

Charles D. Robinson        48           Director Since 2001;          2003     Insurance Agent and Vice
                                       Treasurer of the Board                  President of Insurance Systems,
                                                                               Inc.

         Other than Mr. Midkiff and Mr. Robinson, there are no other executive officers of Uptowner.

         During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the above named persons are citizens of the United States.

         The board of directors met three times during the fiscal year ended June 30, 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors currently has no committees and the entire board served in the capacity of the Compensation Committee and the Audit Committee.

REPORT OF CARL MIDKIFF CONCERNING THE AUDIT

         Carl Midkiff oversees the company's financial reporting process. Mr. Midkiff has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling his oversight responsibilities for fiscal 2003, Mr. Midkiff reviewed the audited financial statements in the Form 10-K with the company's auditors including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity and disclosures in the financial statements.

         Mr. Midkiff reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, his judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards.

         In reliance on the reviews and discussions referred to above, Mr. Midkiff recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC. Mr. Midkiff and the board have also approved the selection of the company's independent auditors.

         Based upon the review and discussions referred to above, the board of directors recommended that the audited financial statements for the fiscal year ended June 30, 2003, be included in the company's Annual Report on Form 10-K and filed with the SEC.

September 15, 2003
                                                     Hobart A. Adkins
                                                     Richard Monga
                                                     Carl E. Midkiff
                                                     Charles D. Robinson

         This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the company specifically incorporates this report by reference. They will not otherwise be filed under such Acts.

         AUDIT FEES AND ALL OTHER FEES. For the year ended June 30, 2003, Uptowner paid Sullivan, Ware & Hall, PLLC for audit fees and $27,662 for all other fees. The board has considered that the provision of the non-audit services noted above is compatible with maintaining Sullivan, Ware & Hall, PLLC's independence.

         In reliance on the reviews and discussions referred to above, the board determined that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The board has selected Sullivan, Ware & Hall PLLC as independent auditors of Uptowner for the fiscal year ended June 30, 2003.

DIRECTORS' COMPENSATION

         Board members receive $500 for each board meeting of the Company they attend. In the fiscal year ended June 30, 2003, the board of directors of the Company received $300 each, in the aggregate, for all board of directors' meeting attended.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Mr. Midkiff's salary is determined annually by the board of directors based on several objective and subjective factors. The board considers industry-wide salary information for executives in the hotel industry which is compiled through surveys conducted by recognized publications in the hotel industry. Members of the board of directors also subjectively apply their own familiarity of the local market for business executives to ensure Mr. Midkiff's annual salary is set at an appropriate level considering the local business climate, Mr. Midkiff's expertise in the hotel business, the cost to replace Mr. Midkiff with another executive with equivalent experience and the success of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than 10% of the registered class of the company's equity securities, to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to the company. The company is currently reviewing the stock ownership and transaction filings of its directors and executive officers. The company is currently aware of non-compliance with the section 16(a) beneficial ownership reporting requirements and is assisting Mr. Midkiff, Violet Midkiff, Mr. Adkins, Mr. Robinson and Mr. Monga with making the necessary filings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY OF COMPENSATION. The table below reflects information concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended June 30, 2002, 2001 and 2000, of those persons who were, as of June 30, 2002, (a) the chief executive officer, and (b) the four other most highly compensated executive officers to the extent that such persons total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION (1)
                                                         ------------------------------------------
                                                                                       OTHER ANNUAL
  NAME AND PRINCIPAL POSITION            FISCAL YEAR      SALARY         BONUS         COMPENSATION
  ---------------------------            -----------      ------         -----         ------------
Carl E. Midkiff, President                  2003         $86,000        $52,348             $ 0
     and Chief Executive Officer            2002         $45,923        $38,668             $ 0
                                            2001         $38,912        $51,796             $ 0

(1) Does not include perquisites and other personal benefits, the amount of which are not shown because the aggregate amount of such compensation during the years presented did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer. The company provides Mr. Midkiff with the use of a vehicle.

         The company does not maintain any form of stock option, stock appreciation rights, or other long-term compensation plans. There are no employment or change in control agreements.

                      INFORMATION ABOUT UPTOWNER INNS, INC.

GENERAL

         Uptowner was incorporated in the State of West Virginia on July 1, 1961. Uptowner had operated a 137-room full service hotel, the Uptowner Inn, built in 1962 by Uptowner and operated by Uptowner until January 2002. The property was sold in July 2002. In late August 1998, Uptowner opened a 135-room Holiday Inn Hotel & Suites facility adjacent to the Huntington Civic Arena. The franchise agreement under which it operates generally requires standard fees for advertising, reservation system, etc.

         The hotel clientele are predominantly business travelers due to the downtown location. The Holiday Inn Hotel & Suites occupancy for the year averaged 79% with an average room rate of $80. This yielded a revenue for available rooms of $20,736.

         A wholly owned subsidiary of Uptowner, Motel and Restaurant Supply, which was incorporated in the State of West Virginia on July 16, 1966, has had no activity since 1981.

         Neither Uptowner nor its subsidiary have experienced bankruptcy, receivership or similar proceedings; has been involved in a reclassification, merger or consolidation; has acquired or, except as hereinafter set forth, disposed of any material amount of assets otherwise than in the ordinary course of business; or has undertaken any material change in the mode of conducting its business.

         During fiscal 2003, Uptowner was engaged in substantially two lines of businesses, to-wit, the operation of a hotel with dining facilities, and residential/commercial rentals. The income of Uptowner from rentals did not exceed ten percent of the consolidated revenue of Uptowner and its subsidiaries for years ended June 30, 2002, 2001 and 2000. Consolidated revenue did not exceed $50,000,000, during any of the last three fiscal years.

         The hotel industry is highly competitive with Uptowner competing against numerous national hotel franchises in Huntington, West Virginia. As the company's operations are generally one business segment, its competition locally includes Radisson Hotel, Ramada Inn, Comfort Inn, Red Room Inn and Hampton Inn.

         Seasonality directly affects this business as a result of people not traveling or vacationing in large numbers in the late fall and winter because of pool weather at these geographical locations.

         At September 30, 2003, Uptowner and its subsidiaries employ approximately 50 employees.

PROPERTY

         Uptowner has no foreign operations.

         A description of the properties Uptowner owns follows:

         (a) Uptowner owned a 137-room, four-story motor hotel known currently as the Uptowner Inn with a swimming pool and a lounge, located in downtown Huntington, West Virginia, at 1415 4th Avenue. This property was owned in fee by Uptowner. The motor hotel was subject to a mortgage in favor of the City National Bank, Huntington, West Virginia, in the original amount of $1,648,107, payable in monthly installments of $17,268 per month, including interest at 9.42% until December 20, 2002, at which time the variable rate may have changed. The original note of $2,000,000, along with two other promissory notes, were refinanced with the above-mentioned note on December 20, 1999. This property was sold on July 3, 2002 for $1,770,073.

         (b) Uptowner owned in fee two lots used for the overflow parking, across the street from its main motor hotel at 1432-34 4th Avenue, in Huntington, West Virginia. These lots were put up for auction on September 12, 2002 along with the parcel of real estate and building listed at item (j).

         (c) Uptowner owned in fee an undeveloped lot acquired for future development or parking across an alley from its main motor hotel at 1400 5th Avenue in Huntington, West Virginia. The lot was sold on July 3, 2002 with the main motor hotel.

         (d) Uptowner owned in fee two lots immediately west of its motor hotel, 1401 4th Avenue, in Huntington, West Virginia, acquired for future development and currently used for parking. This property was subject to a first mortgage in favor of City National Bank in the original amount of $1,648,107. These lots were sold on July 3, 2002 with the main motor hotel.

         (e) Uptowner owned in fee and operated a 40-unit, two-story apartment building within one city block of the motor hotel, at 1340 4th Avenue, in Huntington, West Virginia. The apartment building was sold at auction on September 12, 2002 for $361,000.

         (f) Uptowner owned in fee a lot acquired and used for parking across the street from its main motor hotel at 1420 4th Avenue, in Huntington, West Virginia. This lot was sold at auction on September 12, 2002 along with the three-story building listed at item (g).

         (g) Uptowner owned in fee a lot improved by a three-story building within one city block of the main motor hotel at 1416-18 4th Avenue, in Huntington, West Virginia. This property was subject to a mortgage in favor of Betty M. Dove, in the original amount of $76,000, 10% interest, maturing June 2002, the balance of which was $1,031 at June 30, 2002. This property is utilized for the corporate offices and rental units. This three-story building was sold at auction on September 3, 2002.

         (h) Uptowner owns in fee a vacant lot on the west side of Huntington approximately three miles from the main motor hotel and at an exit for Interstate 64. This purchase was finalized in October 1988 from an option entered into in 1983. The property is currently used as a parking lot until it is deemed beneficial to build and operate a motel in that location.

         (i) Uptowner purchased a parcel of real estate with a residential building in January 1990. This property is across an alley from the main motor hotel and was acquired for future development and parking. This parcel of real estate was sold at auction on September 3, 2002 with item (g) listed above.

         (j) Uptowner purchased a parcel of real estate with a building housing residential and commercial tenants in July 1991. This property is across the street from its main motor hotel and adjacent to other rental properties and parking facilities. The property has been renovated and is now fully utilized as rental property. The property is subject to a mortgage in favor of West Virginia Housing Development Fund in the original amount of $500,000, 5.5% rate of interest, maturing November 2018, the balance of which is $399,021 at June 30, 2002. The parcel of real estate, building and the two lots listed in item (b) were sold at auction on September 12, 2002 for $752,000.

         (k) Uptowner owns in fee a Holiday Inn Hotel & Suites, a 135-room motor hotel located in downtown Huntington at 800 3rd Avenue. The hotel officially opened for business August 28, 1998. The property is subject to a mortgage in favor of the Ohio National Life Insurance Company in the original amount of $6,800,000, 8.25% rate of interest and maturing February 2012. The balance of the note was $6,743,270 as of June 30, 2002. The facility is being marketed for convention and business travelers. It is adjacent to the Huntington Civic Arena and is used as a major part of marketing for conventions and meetings in the Tri-State area.

         (l) Uptowner acquired assets from an entity that is controlled by the company's president and shareholder, Carl Midkiff. The assets consist of land, building and equipment located in Proctorville, Ohio, and the terms of the transaction were no less favorable than a similar transaction would have been with an unrelated third party. The assets acquired are currently being rented. Liabilities were assumed of $272,935 and a promissory note issued for $91,565. The balance of the liability assumed is $-0- at June 30, 2002 and the balance of the promissory note is $-0- at June 30, 2002.

LEGAL PROCEEDINGS

         On February 19, 2003, the Huntington Municipal Development Authority instituted a lawsuit in the Circuit Court of Cabell County, West Virginia against the company alleging breach of contract-failure to purchase, breach of contract-confidentiality, bad faith, and intentional interference with business relations. The Huntington Municipal Development Authority is seeking judgment against the company for general, compensatory, incidental and consequential damages caused by breach of contract enumerated above, in an approximate amount of $5,560,000 together with pre-judgment interest. The company filed its answer and counterclaim on March 11, 2003, denying the allegations contained in the complaint. In its counterclaim, the company admits that, based upon express representations made by or on behalf of the Plaintiff, the parties entered into the agreement. However, the company alleges Plaintiff breached its obligations contained in the agreement and further negligently and/or fraudulently misrepresented material facts and concealed information from Uptowner for the express purpose of inducing Uptowner to enter into the agreement, and therefore, the language contained in the agreement is not controlling. The company seeks damages in the amount of $2,500,000 or an amount that will fully and fairly compensate Uptowner Inns, Inc. as a result of the acts and omission of the Plaintiff. A pre-trial conference is scheduled for September 14, 2004 and a trial date is scheduled for September 21, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of June 15, 2003, relating to the beneficial ownership of the common stock by (a) each person or group known by the company to own beneficially more than 5% of the outstanding common stock; (b) each of the company's directors; and (c) all directors and executive officers of the company as a group. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules.

                                            AMOUNT AND NATURE OF
          NAME AND ADDRESS                BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS
          ----------------                ------------------------      ----------------
Hobart A. Adkins                                 100 Direct                      *

Carl E. Midkiff                                 60,111 Direct                 54.8%
                                              807,669 Indirect

Violet Midkiff                                 462,777 Direct                29.23%

Charles D. Robinson                              100 Direct                      *

All Directors and Executive Officers          867,669 Indirect               55.36%
As a Group

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Consists of 161,792 shares owned by Violet Midkiff, Carl Midkiff's mother which Carl Midkiff exercises voting power; 100,985 shares owned by Violet Midkiff, Wade Midkiff and Lewis Midkiff as joint tenants with right of survivorship (Wade Midkiff and Lewis Midkiff are the minor sons of Carl Midkiff and Violet Midkiff is Carl Midkiff's mother); 264,158 shares owned by MMS Limited Partnership of which an entity owned by Carl Midkiff is general partner and Carl Midkiff is a limited partner owning 75% of the limited partnership; 40,727 shares owned by Prestige Property, Inc., a corporation owned by Carl Midkiff and his immediate family; 200,000 shares owned by the Violet Midkiff Irrevocable Trust of which Carl Midkiff is the trustee; 10,000 shares owned by Lewis Midkiff of which Carl Midkiff acts as custodian; 10,000 shares owned by Wade Midkiff of which Carl Midkiff acts as custodian; 10,007 shares owned by the Wade Midkiff Irrevocable Trust of which Carl Midkiff is the trustee; and 10,000 shares owned by Elizabeth Midkiff who is Carl Midkiff's wife.

*        Less than one percent.

                                  OTHER MATTERS

         The board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Uptowner.

                           FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and actual results could differ materially than those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Proxy Statement describe factors that could contribute to or cause such differences.

         We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of, Uptowner in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "Available Information."

                              AVAILABLE INFORMATION

         Uptowner is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W.,

Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the SEC's Internet Website at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

         Copies of Uptowner's Annual Report to Shareholders on Form 10-K for fiscal year ended June 30, 2003 (File No. 0-1957) and quarterly report on Form 10-Q for the quarter ended September 30, 2003, are incorporated herein by reference pursuant to the requirements of Schedule 13E-3 and Schedule 14A. Copies of these reports are enclosed with this Proxy Statement. Copies of past reports are available for review from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov).

                                           By order of the Board of Directors

                                           Carl Midkiff
                                           President and Chief Executive Officer

October _____, 2003

                                   APPENDIX I

                                   ARTICLE 13.
                                APPRAISAL RIGHTS.

               PART I. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES.

SECTION 31D-13-1301. DEFINITIONS.

         In this article:

         (1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive. For purposes of subdivision (4), subsection (b), section one thousand three hundred two of this article, a person is deemed to be an affiliate of its senior executives.

         (2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

         (3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two, one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

         (4) "Fair value" means the value of the corporation's shares determined:

         (A) Immediately before the effectuation of the corporate action to which the shareholder objects;

         (B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

         (C) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two of this article.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

         (6) "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

         (7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

         (8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

         (9) "Shareholder" means both a record shareholder and a beneficial shareholder.

SECTION 31D-13-1302. RIGHT TO APPRAISAL.

         (a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

         (1)      Consummation of a merger to which the corporation is a party:
(A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

         (2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

         (3) Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

         (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

         (5) Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

         (b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

         (1) Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

         (A) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.; or

         (B) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

         (2)      The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

         (A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

         (B) The day before the effective date of the corporate action if there is no meeting of shareholders.

         (3) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section
(b) of this section at the time the corporate action becomes effective.

         (4) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

         (c) Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

         (d) A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

         (1) Was not effectuated in accordance with the applicable provisions of articles ten, eleven or twelve of this chapter or the corporation's articles of incorporation, bylaws or board of directors' resolution authorizing the corporate action; or

         (2) Was procured as a result of fraud or material misrepresentation.

SECTION 31D-13-1303. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS.

         (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

         (b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

         (1) Submits to the corporation the record shareholder's written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

         (2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

              PART II. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS.

SECTION 31D-13-1320. NOTICE OF APPRAISAL RIGHTS.

         (a) If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

         (b) In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

SECTION 31D-13-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

         (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

         (2) Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

SECTION 31D-13-1322. APPRAISAL NOTICE AND FORM.

         (a) If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

         (b) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

         (1) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

         (2)      State:

         (A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under of this subdivision;

         (B) A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

         (C)      The corporation's estimate of the fair value of the shares;

         (D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

         (E) The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

         (3)      Be accompanied by a copy of this article.

SECTION 31D-13-1323.    PERFECTION OF RIGHTS; RIGHT TO WITHDRAW.

         (a) A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision
(1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder's certificates or, in the case of uncertified shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection
(b) of this section.

         (b) A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation's written consent.

         (c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection
(b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

SECTION 31D-13-1324. PAYMENT.

         (a) Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

         (b) The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

         (1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

         (3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation's obligations under this article.

SECTION 31D-13-1325. AFTER-ACQUIRED SHARES.

         (a) A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision
(1), subsection (b), section one thousand three hundred twenty-two of this article.

         (b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

         (1)      Of the information required by subdivision (1), subsection
(b), section one thousand three hundred twenty-four of this article;

         (2) Of the corporation's estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

         (3) That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

         (4) That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer; and

         (5) That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation's offer.

         (c) Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

         (d) Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

SECTION 31D-13-1326. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.

         (a) A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

         (b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

                     PART III. JUDICIAL APPRAISAL OF SHARES.

SECTION 31D-13-1330. COURT ACTION.

         (a) If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

         (b) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (c) The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointment them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

         (d) Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

SECTION 31D-13-1331. COURT COSTS AND COUNSEL FEES.

         (a) The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

         (1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

         (2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

         (d) To the extent the corporation fails to make a required payment pursuant to sections one thousand three hundred twenty-four, one thousand three hundred twenty-five or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

C0769960

                                   APPENDIX II

                                    VALUATION

                                       OF

                               UPTOWNER INNS, INC.

                               AS OF JUNE 30, 2003

                               SEPTEMBER 26, 2003

Mr. Carl Midkiff, President
Uptowner Inns, Inc.
741 Fifth Avenue
Huntington, WV 25701

Dear Carl:

We have prepared and enclosed, herewith, our valuation report of Uptowner Inns, Inc. dated September 26, 2003. The purpose of the valuation is to render an opinion as to the fair market value of the common stock of Uptowner Inns, Inc. as of June 30, 2003.

The term "fair value" is defined in the West Virginia Code as follows:

         " "Fair value" means the value of the corporation's shares determined:
         Immediately before the effectuation of the corporate action to which the shareholder objects; using customary and current valuation concepts and techniques generally employed for similar businesses in the conduct of the transaction requiring appraisal; and without discounting for lack of marketability or minority status..."

Our report is based on historical and prospective financial information provided to us by management and other third parties. Had we audited or reviewed the underlying data, matters may have come to our attention which would have resulted in our using amounts different from those provided. Accordingly, we take no responsibility for the underlying data presented in this report. Users of this valuation report should be aware that business valuations are based on future earnings potential that may or may not materialize. Therefore, the actual results achieved during the projection period will vary from the projections used in this valuation, and the variations may be material.

Based on our study and analytical review procedures, we have concluded that a reasonable estimate of the fair value of one hundred percent (100%) of the common stock of Uptowner Inns, Inc. as of June 30, 2003 is $1,600,000., or $1.07 per share based on 1,496,317 shares issued and outstanding net of treasury stock. We have no present or contemplated financial interest in

Uptowner Inns, Inc. Our fees for this valuation are based upon our normal hourly billing rates for this type of work, and are in no way contingent upon the results of our findings. We have no responsibility to update this report for events and circumstances occurring subsequent to the date of this report.

This report has been prepared for the specific purpose of setting a value for Uptowner Inns, Inc.'s common stock, as of June 30, 2003, which will be used to establish an exchange rate for a reverse stock split. This report is not to be copied or made available to any persons without the express written consent of Somerville & Company, P.L.L.C.

                                               Susan K. Richardson, CPA, CVA

September 26, 2003

                                TABLE OF CONTENTS

                                                                                        P A G E
                                                                                        -------
  I.    INTRODUCTION
             Purpose...............................................................           6
             Approach..............................................................           6
             Limiting Conditions...................................................           6

 II.    COMPANY BACKGROUND
             General...............................................................           7
             Competition...........................................................           8
             Management and Ownership..............................................           8

III.    ECONOMIC OUTLOOK
             National..............................................................      9 - 10
             West Virginia.........................................................          11

 IV.    INDUSTRY OVERVIEW
             General History of the Hospitality Industry...........................          12
             National Industry Outlook.............................................     13 - 14
             Local Outlook.........................................................          15
             Management's Outlook..................................................     16 - 17

  V.    FINANCIAL REVIEW
             Overview..............................................................          18
             Balance Sheet.........................................................          18
             Income Statement......................................................          18

 VI.    COMPARATIVE ANALYSIS
             Overview..............................................................          19
             Balance Sheet Comparison..............................................          19
             Income Statement Comparison...........................................          20
             Comparative Analysis Summary..........................................          20

VII.    NATURE OF THE SECURITY
             Overview..............................................................          21
             Control...............................................................          21
             Marketability.........................................................          21

VIII.    APPROACHES TO VALUATION
              Income Approach.......................................................          22
              Asset Approach........................................................          22
              Market Approach.......................................................     22 - 23
              Hybrid Approaches, Rules of Thumb and Agreements in Place.............          24

  IX.    METHODS OF VALUATION EXPLAINED
              Overview..............................................................          25
              Normalizing Adjustments...............................................          25
              Adjustments to Net Assets.............................................          25
              Capitalization of Earnings............................................          25
              Determination of Capitalization Rate..................................          25
              Build-Up of Capitalization Rate.......................................          26

   X.    RECONCILIATION OF VALUATION ESTIMATES......................................          27

                                   APPENDICES

APPENDIX A   VALUATION METHODS

APPENDIX B   FINANCIAL STATEMENT SUMMARIES - ADJUSTED

APPENDIX C   FINANCIAL STATEMENT ADJUSTMENTS

APPENDIX D   FINANCIAL STATEMENT SUMMARIES - HISTORICAL

APPENDIX E   COMPARATIVE RATIOS - RMA

APPENDIX F   ILLUSTRATIVE GRAPH OF REVENUES AND SALARY EXPENSE

APPENDIX G   SUMMARY APPRAISAL REPORT

APPENDIX H   AUDITED FINANCIAL STATEMENTS

APPENDIX I   VALUATION ANALYST'S QUALIFICATIONS

                                  INTRODUCTION

Purpose:

         Uptowner Inns, Inc. operates a hotel known as the Holiday Inn Hotel and Suites. The Holiday Inn Hotel & Suites includes dining, lounge and banquet facilities. The Company, located in Huntington, West Virginia, is organized as a Corporation (type "C"), and has been in this business for approximately 40 years.

         This report is to determine the fair market value (on a minority interest basis) of the common stock of Uptowner Inns, Inc. as of June 30, 2003. This report will be used to assist the Corporation with planning a reverse stock split of one for 10,000, with a mandatory buyout of all those shareholders with less than 10,000 shares and all odd lots of those who hold over 10,000 shares.

Approach:

         Our approach has been to determine an estimate of the value, which would provide a fair and reasonable return on investment to an investor or owner, in view of the facts available to us at the time. Our opinion is based on, among other things, our estimate of the risks facing the Company and return on investment which would be required on alternative investments with similar levels of risk.

         Both internal and external factors influencing the value of the Company were reviewed, analyzed and interpreted. Internal factors include the Company's financial position, results of operations and the size and marketability of the interest being valued. External factors include, among other things, the status of the overall economy as well as the hospitality industry, specifically, and the position of the Company relative to that industry.

         This report has been prepared in accordance with standards established by the National Association of Certified Valuation Analysts.

Limiting Conditions:

         The estimate of value rendered in this report is based on information provided in whole or in part by the owners and management of the Company and also third parties. We have not audited or attempted to confirm this information for accuracy or completeness. We have relied upon the representations of the owner and management concerning the value and useful condition of all equipment used in the business, real estate, investments and any other assets or liabilities except as specifically stated to the contrary in this report. We have not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances, or that the Company has good title to all assets.

         Somerville & Company, P.L.L.C. does not purport to be a guarantor of value. Valuation of closely held companies is an imprecise science, with value being a question of opinion and reasonable people can differ in their estimates of value. Somerville & Company, P.L.L.C. has, however, performed conceptually sound and commonly accepted methods of valuation in determining the estimate of value included in this report.

         The valuation estimate included in this report assumes that the existing management of the Company will maintain the character and integrity of the Company through any sale, reorganization or reduction of any owners/managers' participation in the existing activities of the Company.

                               COMPANY BACKGROUND

General:

         Uptowner Inns, Inc. currently operates one (1) hotel in Huntington, West Virginia. The Corporation was incorporated on July 1, 1961. The Company is structured as a corporation (type "C") and has been since its inception. The original board of directors consisted of several prominent business leaders; however, Robert P. Holley, the original president, was the only individual who owned over 2% of the stock. Mr. Holley's ownership percentage was approximately 20%. Mr. Holley's background in sales set the stage for the creation of the Uptowner Inns, Inc., and the offer to the community to purchase stock in this new company. As a result of this move to sell Uptowner Inns, Inc. stock, the Company ended up with over 1,000 shareholders, some with as few as five (5) shares. It was the large number of shareholders that mandated the Company follow SEC regulations.

         Uptowner Inns, Inc. built their first two (2) hotels in the downtown areas of Huntington and Parkersburg, West Virginia in the early 1960's. Uptowner Inns, Inc. entered the hospitality business at the right time, as the industry was getting ready to enter some very profitable and good years. These first two
(2) hotels were financially successful in the early years and dividends were also paid out. With the success of the first two (2) hotels, Bob Holley began a franchising program and sold two (2) franchises before realizing the Company did not have the resources to promote or service these franchises.

         In the late 1960's, Uptowner Inns, Inc. expanded to Augusta, Georgia and St. Petersburg, Florida, purchasing two (2) hotels in the downtown areas. The properties in Georgia and Florida started losing money at such a rapid rate, the cash flow of the profitable hotels in West Virginia was soon depleted. In 1971 with the Company in danger of collapse, the board of directors dismissed Bob Holley as President.

         The next 15 years, between 1971 and 1985, were a time of survival with little potential for growth. The board of directors hired Violet Midkiff as the Company's President to replace Bob Holley, Uptowner Inns, Inc. held on to the Georgia and Florida properties for several years, before selling them to cut their losses. The sale of the two (2) properties came only after they drained the Company of most of their resources. By 1985, the Huntington and Parkersburg properties had physically deteriorated, resulting in decreased occupancies and profits.

         In the mid 1980's, Uptowner Inns, Inc. was on the brink of bankruptcy with occupancy percentages falling below 30%. Violet Midkiff turned to her son, Carl Midkiff, for help getting the property headed back in the right direction. Mr. Midkiff established a plan to remodel the Huntington hotel and acquire a Holiday Inn franchise. The franchise was enough to bring profitability back to Uptowner Inns, Inc. during the early 1990's. Mr. Midkiff's ideas on growth soon started receiving resistance from management, and he left Uptowner Inns, Inc. to pursue other interests. The hotel soon went back to a survival state, doing well to break even.

         In 1995, Carl Midkiff once again became involved with Uptowner Inns, Inc. He built a new hotel in Huntington at a different downtown location. The new Holiday Inn Hotel and Suites property opened in September 1998 under the management of Richard Monga. The new property achieved profitability in the second full month of operation and has been profitable ever since.

         In 2000, Violet Midkiff retired when diagnosed with Alzheimer's. Carl Midkiff took over as President of Uptowner Inns, Inc. in 2000, and to date, still holds the office of President. Mr. Midkiff sold the old property in July 2002.

                               COMPANY BACKGROUND

Competition

         The Company has several major competitors, as follows:

                  -        Radisson Hotel, Huntington, West Virginia

                  -        Hampton Inn, Huntington, West Virginia

                  -        Ramada Limited, Huntington, West Virginia

         The Company also has approximately 5 to 10 other small sized competitors.

         The Company perceives that its major strengths are:

                  -        excellent location of property

                  -        capable management

                  -        excellent product

         The Company perceives that its major weaknesses are as follows:

                  -        lack of capital

                  - due to the number of shareholders, Company is subject to SEC filing regulations

Management and Ownership:

         The majority shareholder of the Company is Carl E. Midkiff, who is actively involved in its management as President and Chief Operating Officer.

         Uptowner Inns, Inc. is organized as a corporation (type "C") and is closely held among family members under the following stock ownership percentages:

        Shareholder                 Number of Shares            Percent
        -----------                 ----------------            -------
Carl E. Midkiff                   271,974 Direct                 17.17%

Violet Midkiff                    162,262 Direct                 10.25%

Various Family Members            418,238 Direct & Indirect      26.41%

Prestige Properties                40,727 Direct                  2.57%
(Controlled by Carl Midkiff)

Treasury Stock                     87,246                         5.51%

All others                        603,116                        38.09%

Total shares outstanding        1,583,563                       100.00%

                                ECONOMIC OUTLOOK

National

GENERAL ECONOMIC OVERVIEW

         According to preliminary estimates released by the Department of Commerce's Bureau of Economic Analysis, Real Gross Domestic Product ("GDP"), the output of goods and services produced by labor and property located in the United States, increased at an annualized rate of 1.9% during the first quarter of 2003. While better than an expected 1.6% growth rate, many analysts believe economic growth will come at a slow rate. The military action, in Iraq and the aftermath of the war, have also caused a great deal of uncertainty for businesses. Annualized growth in GDP for the fourth quarter of 2002 was revised to 1.4%, higher than the preliminary estimated rate of 0.7%. First quarter GDP reflected an increase in personal consumption expenditures, residential structures, net exports of goods and services, and government spending. These gains were partly offset by a decrease in nonresidential structures and change in private inventories.

         After leaving the federal funds target rate unchanged at 1.75% from December 2001 through November 2002, the Federal Reserve (the "Fed") lowered the rate in December 2002 to 1.25%. This was the first cut by the Fed after cutting rates 11 times during 2001. The rate has been unchanged in 2003. The Fed is closely monitoring economic growth, financial markets, and labor data for signs of continued slow economic growth. The Fed, seeking to give another boost to the economy and to keep the threat of deflation stabilized, cut interest rates to 1958 lows in late June 2003.

         The Conference Board reported that the Composite Index of Leading Economic Indicators ("LEI"), the government's primary forecasting gauge, increased 1.0% in May 2003 to 111.6 after a decrease of 0.2% in March and an increase of 0.1% in April. The index attempts to gauge economic activity six (6) to nine (9) months in advance. Multiple consecutive moves in the same direction are said to be indicative of the general direction of the economy. In May, eight
(8) of the ten (10) leading economic indicators increased. The positive contributors to the leading index, from largest to smallest, were real money supply, index of consumer expectations, stock prices, average weekly initial claims for unemployment insurance (inverted), vendor performance, building permits, average weekly manufacturing hours, and manufacturers' new orders for consumer goods and materials. The negative contributors were manufacturers' new orders, nondefense capital goods, and Interest rate spread 10 year Treasury bonds less federal funds. In May, the Coincident Index gained 0.1% while the Lagging Index fell 0.1%. In its data release, the Conference Board indicated that "it is possible that the two (2) consecutive increases (April 2003 and May
2003) reflect the beginning of an upward trend, thereby ending the flat trend that began in early 2002." The Fed's hope is that, "a long-awaited pick up in growth - still not clearly evident in daily economic data but widely forecasted
- soon will materialize, again with help from the Bush administration's latest US $350-billion of tax cuts."

         The Dow Jones Industrial Average finished the quarter 3.02% lower than its fourth quarter 2002 close, while the S&P declined 3.6% for the quarter. The NASDAQ increased 0.4% during the first quarter of 2003.

                                ECONOMIC OUTLOOK

National

HOTEL INDUSTRY

         The travel and hospitality industry was hit with two (2) major blows during the first quarter of 2003: the outbreak of war in Iraq and the SARS epidemic from North Asia. The fourth quarter of 2002 suffered similar blows with the September 11 anniversary scare, and the ongoing threat of war in Iraq.

SOURCE:     "The National Economic Review" 1st Quarter 2003
            Bureau of Economic Analysis June 2003

                                ECONOMIC OUTLOOK

West Virginia

GENERAL ECONOMIC OVERVIEW

         West Virginia's Gross State Product (GSP), the value of outputs of goods and services located in the state, averaged a growth rate of 3.8% during the 90s while the US total GSP averaged 5.7% for the same time period. West Virginia's GSP increased 2.5% during 2001 compared to a 3.5% increase nationally. Recent projections by West Virginia University indicated that West Virginia is expected to grow at a rate of 2.8% per year through calendar year 2007. These figures could change depending on how the national economy grows between 2003 and 2007.

         West Virginia's unemployment rate was 6.1% in December 2002, 5.4% in January 2003, 6.0% in February 2003, 5.7% in March 2003, and 6.0% in April 2003. The rate has been somewhat sporadic the last several months, but equaled that of the national unemployment rate at the end of April 2003.

         West Virginia has extensive natural resources and is among the nation's leaders when it comes to producing bituminous coal. Natural gas, stone, cement, salt, and oil are also important elements of West Virginia's natural resources. Major glass, chemical, and high-technology industries are among those utilizing West Virginia's natural resources.

SOURCE:     West Virginia Economic Summary June 2003

                                INDUSTRY OVERVIEW

GENERAL HISTORY OF THE HOSPITALITY INDUSTRY

         At the beginning of the twentieth century, the hotel industry was made up of small, independent operators. With the change in transportation and the necessity of long-distance travel, national chains started to become popular and became a good alternative to the independent operators. According to one analyst, "Chains allow customers to interact with the same organization when traveling across country, which reduces uncertainty and improves expectation of good service from patronizing a hotel." In 1900, less than 1% of all hotels were part of a chain hotel. By 1930, chains owned approximately 15%, and by 1980, chains owned more than 50%. Hotel chains changed the complexity of the hospitality industry, adding new opportunities for managers and those people who specialized in a certain area. These new opportunities led the way for the creation of management companies.

         The next big change in the industry came in the 1980's with the overbuilding of chain hotels all around the country. Most markets became heavily saturated with an increased amount of room supply, with little or no growth in room demand. By 1990, the chain owned properties fell to approximately 45%. By the early 1990's, development of new properties was kept at a minimum, which left management companies competing for fewer hotels and existing hotels. Hotel owners then had more leverage to negotiate management fees. By the mid 1990s, many chains merged and reorganized giving them a higher percentage of ownership. By 2000, chains owned approximately 60% of all properties.

         The recession that began in early 2001 once again slowed the hospitality industry. Companies had to find a way to cut costs and increase productivity as travel began to weaken. Those companies who have been able to maintain their profit margins by cutting expenses are the properties that have remained on top during the slow economic growth that has brought us to 2003. Because these companies have found new ways to be profitable with less revenues, these same properties will be the ones that flourish as the economy starts to grow.

SOURCE:     AFL-CIO Working For America Institute, "U.S. Hotels & Their Workers:
               Room For Improvement"(C)2003

                                INDUSTRY OVERVIEW

NATIONAL INDUSTRY OUTLOOK

         After three (3) year of declining occupancy percentages, stability appears to be returning to the hotel industry. Most forecasts for 2003 show the decline in occupancy will end, but little, if any, growth is being projected. In their Forecasts & Analyses for the Hospitality Industry, PricewaterHouseCoopers states,

         "In 2003, a strengthening corporate sector will stimulate a slight rebound in lodging demand from the business segment, while further increases from leisure demand are expected to moderate. PwC forecasts that demand will recover to its last peak level (achieved in the fourth quarter of 2000) by the third quarter. With supply growth at its slowest since 1993, the demand increases will allow occupancy to advance 0.7 percentage points to 60.0 percent in 2003. At this occupancy level, price competition will still remain intense. (The last time occupancies were lower than the prevailing occupancies in the three-year period from 2001 to 2003 was during the period from 1969 to 1971.) The weakness in ADR (Average Daily Rate) is most evident in the upper upscale segment and upscale segment where occupancies have fallen between five and six occupancy points from 2000 to 2002. PricewaterhouseCoopers expects the condition to persist at least through 2003. Even with the expected sales and profit improvement in 2003, corporations will continue to control travel costs. Therefore PwC forecasts only 0.9 percent gain in nominal ADR in 2003."

         The midscale properties with food and beverage segments have suffered more than any other segment, and is not forecasted to gain much ground in 2003. Even though the midscale properties are projected to gain 0.2% in occupancy percentages, the average daily rates will decrease due to the price competition discussed in the PricewaterhouseCoopers forecast.

         PricewaterhouseCoopers added to their forecast several scenarios that involved the possibility of war in Iraq and the duration of that war. (All PwC forecasts were completed prior to the war in Iraq.) PwC projected that occupancy percentages would only increase to 59.6% in a brief war scenario.

         Industry room supply increased 1.8% in 2002 while room demand only increased by 0.8%. With the sluggish economy, the industry is fortunate that more hotels were not constructed during 2002. Many operators and investors are planning to start construction in 2003, with many properties ready to go online during 2004 and 2005; the timeframe when the economy should be in a full growth mode.

         For now, as growth is going to continue to be slow, it appears that the battle for market share is the way to go. This will continue to be a problem for the midscale hotels with food and beverage facilities. As the upper scale properties compete with each other, rates are expected to drop, pulling many midscale customers to the lower end of the upper scale market, once again leaving the midscale properties losing occupancy percentage points.

                                INDUSTRY OVERVIEW

         One other concern that faces the hospitality industry is how safe do travelers feel after the September 11, 2001 attacks, the war in Iraq, and the continued uncertainty of terrorist attacks in the United States. A recent study, done by PricewaterhouseCoopers shows a direct correlation between the rise in US security alerts with occupancy percentage in the week following such change in alert status. In most cases, occupancy percentages fell drastically after the security alert had been raised, showing that travelers are still very much aware of the dangers that still exist from possible terrorist attacks.

SOURCE  PricewaterhouseCoopers Forecasts & Analyses for the Hospitality Industry
           February 2003

        Ernst & Young Lodging Forecast 2003 Edition
        Smith Travel Research 2002 U.S. Lodging Industry Results
        "The National Economic Review" 1st Quarter 2003

                                INDUSTRY OVERVIEW

LOCAL OUTLOOK

         The hospitality industry in the Huntington area has always been a little volatile due to new property construction, old properties closing down, businesses leaving town, and the constant struggle to bring new business into the state. Smith Travel Research compares the Holiday Inn Hotel and Suites with five (5) other similar properties located in the Huntington and Charleston area, and issues their findings through the STAR Report. The STAR Report provides comparison information for this six (6) property competitive set, along with comparisons to the entire West Virginia market, Southern West Virginia market, upscale properties, and also the midscale chains.

         The local market forecast is similar to the National outlook in the sense that little growth is expected. In the short term, battling for market share is going to be the main objective. During the twelve month period ending April 30, 2003, the Holiday Inn Hotel and Suites had a 14.4% market share, and a market penetration of 123.3%, a 2.5% increase over the same twelve (12) month period ending April 30, 2002. This information is based on the six (6) hotels within the Holiday Inn Hotel and Suites competitive market set, and compiled by Smith Travel Research.

SOURCE  Smith Travel Research STAR Summary Report April, 2003

                  MANAGEMENT'S OUTLOOK FOR YEAR 2003 AND BEYOND

         Historically, the Holiday Inn has established itself as the premier hotel for corporate business in the Huntington area.

         The Pullman Square Project is going to be a multi use retail and entertainment complex at the Southside of the Hotel, only 40 yards away.

1. Construction started in July 2003 and completion of the project is projected in 2005.

2. As part of the project, the city of Huntington acquired 40% of the Holiday Inn parking lot at a sales price of $1.

3. The foundation work for the project started in August 2003 and construction and development will continue for a period of two (2) to three (3) years.

         As a result of the above development, the following financial impact has been noticed by management.

1.   August 2003 vs August 2002

     The room revenue in August 2003 (income statement) was $22,304. lower than room revenue for the same period, August 2002. This is an 8.3% decline in room revenue from the previous year. In the area of food and beverage, the decline was $1,297. or 19.1% from the previous year. The total revenue in August 2003 declined by $25,036. or 8.9%. Net income for the same period declined by $23,551. or 31.4%.

2.   September 2003 vs. September 2002

     The projected room revenue for September 2003 will be $14,600. lower than September 2002, a decline of 6%. The overall decline in total revenue is projected to be 7-8% lower than September 2002.

         The following reasons are attributed to this declining trend.

1. The guest parking at the Holiday Inn Hotel and Suites has been reduced to 103 parking spaces or by 42%. This has a severe impact on guests choosing to stay at the hotel as it causes inconvenience. Prior to July 2003, parking at the hotel was a major competitive advantage, and this advantage no longer exists.

2. With construction commencing in July 2003, noise from the construction has become a serious issue of contention for our guests. The construction site, which is only 40 yards from the hotel, starts at 7:00-7:15 A.M. and has become an irritating factor for our corporate guests. The Corporate clientele is seeking a peaceful and harmonious environment. When construction begins at 7:00 A.M., the guests are irritated with the construction and do not want to continue their loyalty to the hotel. We are experiencing a loss of at least eight-ten (8-10) guests per week that voice their opinion but there are others who just do not return to the hotel.

                  MANAGEMENT'S OUTLOOK FOR YEAR 2003 AND BEYOND

3. The construction will continue for at least two (2) years. In these two (2) years, we will experience an occupancy decline of at least 10%. The breakeven point for the hotel is 61% in occupancy points and over and above 61% occupancy is considered profit. In the past, hotel occupancy has averaged 72-74%. With an occupancy decline of at least 10%, management hopes to hold the average occupancy levels at 60-63%. With this projection, the profits will be eliminated and the hotel will function at breakeven level or 1% or 2% higher. This decrease in the hotel operating results will flow through directly to the corporate financial statements reflecting far less than attractive results of operations in the near future.

Synopsis

1. As is evident with August and September 2003 income statements, the Holiday Inn Hotel & Suites is on its way to a declining occupancy and our conservative projections is a 10% decline in occupancy.

2. The rate structure as yet has only experienced a 1% decline. If a decline in occupancy continues and is greater than 10%, then management will have to reduce its rates, in order to stop revenue from declining at a quicker rate.

3. Management can forecast the decline in occupancy for the next two (2) years from data available in August and September 2003, but to project for 2004 and 2005 is almost impossible due to other extraneous factors in the market.

4. To project the time frame to recapture lost market after three (3) years is impossible. It is easier for a new hotel to capture new business than it is for an older hotel to recapture lost market share.

                                FINANCIAL REVIEW

Overview

         Our financial review of the Company included the review and analysis of the Company's independently audited year-end balance sheets and income statements for the period from June 30, 1999 through June 30, 2003. In our opinion, the period covered [five (5) years] in our review and analysis, is adequate to identify any existing financial and operational trends that would affect our estimate of value.

         For purposes of this valuation, we have summarized the data from the past five (5) years' audited financial statements and reflected the appropriate adjustments to restate the results of operations for fiscal years ending June 30, 2001, 2002 and 2003 due to the discontinuation of the long-term rental segment during 2002 and 2003. Due to the lack of readily available detailed information, as well as the dated quality of the information, the years ending in 1999 and 2000 were not restated for this purpose. The resulting adjusted figures were then compared to normal industry data of publicly held companies and similar data of the Company for the last five years.

         Included in Exhibits B & D are various summaries of financial data that were generated in our financial review and analysis process. The following are what we consider representative of the financial position and results of operations of Uptowner Inns, Inc., as of the date of valuation and for the five
(5) year period analyzed.

Balance Sheet

         Uptowner Inns, Inc., as of June 30, 2003, had a stable balance sheet as evidenced by a constant debt to equity ratio through the year ended June 2003. The current and quick ratios improved dramatically in 2002 when the Company began disposing of the long-term rental segment of operations and now will exceed industry comparisons. The Company's total asset turnover ratio, which measures the efficiency with which the Company operates, has remained fairly stable over the five (5) year period being analyzed although below industry averages.

Income Statement

         Hotel revenue has been steadily decreasing from a high of nearly $3.9 million in 2001 to approximately $3.1 million in the fiscal year ended 2003. Current management projections are not optimistic with regard to an increase in these revenues in the near future due to ongoing heavy construction on neighboring properties. For at least the short run, one (1) to two (2) years, management anticipates flat or slightly declining revenues and overall profits.

         Salaries expense, the single largest component of operating expenses at nearly 25%, has remained very stable over the five (5) years with a high of 25.32% and a low of 24.10% of sales in 2000 and 2001, respectively (Appendix F).

         It should also be noted that the Company has significant net operating loss carryovers, which will be available to shelter profits should they be generated in the future.

                              COMPARATIVE ANALYSIS

Overview

         In order to gain a better perspective as to the financial position and results of operations of Uptowner Inns, Inc., it is necessary to compare the Company's performance to the other companies in its industry. To accomplish this purpose, we have selected information contained in the "Annual Statement Studies" published by the Risk Management Association, formerly Robert Morris Associates (RMA). Risk Management Association compiles and publishes financial data on various industries including Restaurant/Lodging - Hotels and Motels. Even though the data published by Risk Management Association is not totally consistent with the data reported by Uptowner Inns, Inc., it is generally accepted as being representative of the industries on which it reports and, therefore, is a reasonable source of financial data for a comparative analysis of Uptowner Inns, Inc.

Balance Sheet Comparison

         In comparing various adjusted balance sheet items of Uptowner Inns, Inc. to RMA's "Annual Statement Studies", several differences are evident. The Company has a different asset mix than the companies that make up the median of the RMA data. The Company carries a higher current asset to total asset percentage and a slightly higher cash position. The Company's investment in net fixed assets is in line with the industry at 80.28% of total assets compared to the industry average of 80.50%.

         The Company's capital structure varies from that which is common in the industry. Total debt as a percent of assets is 80.17% compared to the industry at 89%. Correspondingly, the Company carries a higher percentage of equity to assets than the industry.

         The Company's net worth as a percent of total assets steadily declined from about 19.19% to 14.75% in 2002. This was followed by a big jump in 2003 to 19.83% of total assets following the disposition of a segment of the business and settlement of pending legal claims related to the discontinuation of plans to build a second hotel in the area. These ratios compare favorably to the industry median of 11.0%. Although its interest coverage ratio continues to be somewhat below industry statistics, its current and quick ratios are well above 2003 averages at 2.19 and 2.18, respectively, as compared to .70 and .50, respectively, for the industry as a whole.

                              COMPARATIVE ANALYSIS

Income Statement Comparison

         The Company's adjusted operating expenses as a percent of sales are at a five (5) year low of 94.22% of sales in 2003. Over the most recent five (5) years, the Company's adjusted before-tax return on assets and equity has averaged (0.66%) and (3.78%), respectively, both of which are significantly below levels currently reported by RMA. It should be noted that averages for the past five (5) years are severely skewed by the operating loss recorded for fiscal 2002. The adjusted pre-tax return on assets and equity reported for fiscal 2003 were 0.54% and 3.18%, respectively.

Comparative Analysis Summary

         In summary, the Company's asset mix and liability mix is somewhat different than the industry median. The Company's operating performance has been well below the industry over the most recent five years, but its financial position and liquidity ratios have remained fairly stable or slightly improved over the last several years. Thus, with management's attention directed toward overcoming the past and coping with adverse circumstances related to the nearby construction, the Company is striving for a brighter future.

                             NATURE OF THE SECURITY

Overview

         Before estimates of value can be made, the nature of the security being valued and the expected income of the subject security must be discussed. The value of a security is influenced by many of its characteristics, including control and marketability.

Control

         The market value of publicly traded securities normally reflects the minority interest being traded. The price of a successful tender offer seeking control is usually higher than previous minority trades and reflects the value of the premium for control. The intention of this report is to estimate the value of a non-controlling interest in Uptowner Inns, Inc. However, the purpose of this report is to determine the "fair value" at which the Corporation will establish an exchange rate for a reverse stock split of the Company's common stock. Chapter 31D-13-1301 of the West Virginia Code defines "fair value" as follows:

            " "Fair value" means the value of the corporation's shares determined: Immediately before the effectuation of the corporate action to which the shareholder objects; using customary and current valuation concepts and techniques generally employed for similar businesses in the conduct of the transaction requiring appraisal; and without discounting for lack of marketability or minority status..."

         Therefore, no discount for minority ownership is included.

Marketability

         The income value methods of valuation are based on comparisons with current values of securities traded on national exchanges. There are, however, certain marketability differences between Uptowner Inns, Inc. securities and publicly traded securities. An owner of publicly traded securities can know at all times the market value of his holding. He can sell that holding on virtually a moment's notice and receive cash, net of brokerage fees, within several working days.

         Such is not the case with Uptowner Inns, Inc. Consequently, liquidating a position in the Company could be a more costly and time-consuming process than liquidating stock in publicly traded firms. A marketability discount would be warranted. In this instance, due to the purpose for which this report is prepared, no marketability discount is applied.

                             APPROACHES TO VALUATION

         There are three (3) main approaches to valuing small closely held businesses. Under these approaches there are several different valuation methods. The following is a discussion of each approach and certain methods under these approaches.

Income Approach

         The income approach gives primary consideration to an investment's earnings. The theory being that an investment is worth the present value of all reasonably expected future returns. This approach is most commonly applied by using a capitalized current earnings method or a discounted future earnings method.

         The discounted future returns method under the income approach was not selected. Any forecasted future earnings or cash flow would have been extremely speculative in view of the Company's operating history. Additionally, a capitalized current earnings calculation does not consider the underlying asset value currently in place where there is more than a minimal investment in tangible assets. However, for the purpose of understanding the expected return on investment, a willing buyer might realize the normalized unweighted after tax earnings for the five (5) years ended June 30, 2003 were reviewed. Because this calculation yielded a negative value, this method was not selected.

Asset Approach

         The asset approach values an investment based on the current value of its assets and liabilities. In valuing businesses, this approach is commonly used when the subject business is a holding company or if the company has not established a positive earnings history.

         Due to the significantly lower profitability (as compared to industry statistics) of the operation historically, the asset approach was selected. The asset approach does not consider historical or possible future earnings when determining the value of a given business. After considering adjustments to fair value (see detailed discussion later), the adjusted net asset approach yielded a value of $1,750,000. for 100% of the subject company without any further discounts for lack of marketability or minority position.

Market Approach

         The market approach determines the value of an investment by using information obtained from actual sales of similar investments. This method is widely used in valuing real property and in certain industries where comparable sales can be discovered. This method has limited applicability in valuing a smaller business due to the lack of information available from actual sales of similar small businesses. Transaction data from The Institute of Business Appraisers and private business sales transaction records as published by "Pratt's Stats" were reviewed. Because it is nearly impossible to ascertain whether these other company transactions represent sales of companies similar in nature to the subject company, this method was not selected.

                             APPROACHES TO VALUATION

         Further, it is also necessary to review prior transactions in the Company's own stock. Over the past twenty (20) years, the following stock sales have occurred:

    DATE          NUMBER OF SHARES   PRICE PER SHARE
--------------    ----------------   ---------------
February 1984         264,158            $ 0.65
June 1992              28,102              0.65
September 1998         30,049              0.65
November 2001          36,060              0.65
November 2002          15,552              0.65

These sales account for nearly 24% of the total outstanding stock of Uptowner Inns, Inc. Additionally, there have been other miscellaneous sales over the last 30 years, with prices in the $0.50 to $0.65 range.

         Because of the volume of shares changing hands and the stability of the price in view of the lack of profitability of the enterprise, consideration of these sales should have an impact on the final determination of "fair value". The value of the Company computed at $0.65 per share is $972,606., without further discounts for marketability or minority interest position.

                             APPROACHES TO VALUATION

Hybrid Approaches, Rules of Thumb and Agreements in Place

         Hybrid approaches include excess earnings methods, which combine characteristics of income approaches and asset approaches. The earnings in excess of a reasonable rate of return are capitalized and added to the current value of the business' assets. Rules of thumb are simple formulas developed for various industries. In some cases, buy-sell agreements, retirement arrangements or other agreements may be in place and bear consideration in the calculation of the value of a company.

         A method of valuation we reviewed to estimate the fair market of Uptowner Inns, Inc. are the widely recognized "capitalization of excess earnings
- return on assets" methods.

         The capitalization of excess earnings - return on assets method is an income and asset based approach to valuation where the adjusted net tangible and intangible assets of the business entity are valued independently. These component assets are comprised of the fair market value of the total assets of the business less the total liabilities as of the date of the valuation. The intangible assets are valued by capitalizing the excess earnings of the business, where the excess earnings represent the earnings of the business in excess of the earnings that provide a reasonable rate of return on the adjusted net assets of the business.

         The adjusted average net income after tax of ($15,458.) was reduced by the average adjusted net assets of $1,571,840. multiplied by the risk free rate of 4.8%. Because the average net income was negative, this method produces skewed results. It does, however, give an indication of the impact that the negative profitability has on the value of the business. Carrying this method through its normal calculation using a capitalization rate of 25.6 produced a value of $1,360,000. without any further discounts for lack of marketability or minority interest status.

                         METHODS OF VALUATION EXPLAINED

Overview:

         Our financial review of the Company included the review and analysis of the Company's audited financial statements for the periods from June 30, 1999 through June 30, 2003. In our opinion, the period covered in our review and analysis, five (5) years, is adequate to identify any existing financial and operational trends that would affect our estimate of value. (See Appendix A for detailed calculations of the valuation methods included in this presentation.)

Normalizing Adjustments

         In June 2003, the Company sold four (4) of its rental properties. The decision to sell these components was based on the desire of management to discontinue the residential and commercial rental business and to focus the efforts and resources of the Company on the hotel business. The results of operations as well as the sale have been removed from the historical information and the years ended 2001, 2002 and 2003 have been restated without including these discontinued operations.

Adjustments to Net Assets:

         In June 1996, an appraisal of the Holiday Inn property was conducted by Robert Withers, MAI, RM. Although this appraisal was performed prior to the construction phase, an expected value was given for the property at a stabilized occupancy as of April 1, 1999. Mr. Withers concluded on a prospective market value of $6,650,000. in full operation.

         As of June 30, 2003, the net book value of the hotel property was $6,217,300. Considering that the property is no longer new and the costs that would be incurred in the process of disposing of the property would far exceed any positive adjustment to book value, no adjustment was deemed necessary.

Capitalization of Earnings:

         The capitalization of earnings method is an income-based approach to valuation where the net cash flow or net earnings of the business entity are valued. For purposes of this analysis, the most recent five (5) years average earnings after tax were capitalized using a capitalization rate determined under the "Build-up Method" as described below. Past earnings have been erratic and the Company is not operating profitably.

Determination of Capitalization Rate:

         To arrive at a capitalization rate, we constructed a "Build-up" model utilizing the methodologies described by Shannon Pratt based on long-term government bond rates as adjusted for equity risk and equity size premia (as stated in Ibbotson Associates, "Stocks, Bonds, Bills and Inflation: 2003 Yearbook - Valuation Edition"). Additional adjustments were applied for industry risk, specific company risk and estimated sustainable growth rate. The result obtained was then compared to James H. Schildt's Risk Premium for Discounting Projected Income Streams. With reference to both sources, a capitalization rate of 25.6% for current year's net income was selected.

                         METHODS OF VALUATION EXPLAINED

                         BUILD-UP OF CAPITALIZATION RATE

Risk-free rate of return (20 year U. S. Treasury Bond)                      4.8
Equity risk premium (SBBI Yearbook)                                         7.0
Small stock risk premium (SBBI Yearbook- Micro. Cap, Decile 10b)           9.16
Industry risk premium (SBBI Yearbook)                                     (1.09)
Specific company risk premium                                               5.5
Discount rate for net cash flow                                           25.37
Increment to convert to net earnings capitalization rate                    4.0
Less: Expected sustainable growth rate                                     (3.0)
Capitalization rate for next year's earnings                              26.37
Capitalization rate for current year's earnings [26.37/(1+g)]             25.60

                      RECONCILIATION OF VALUATION ESTIMATES

         The estimate of the fair market value of 100% of the common stock of Uptowner Inns, Inc. as of June 30, 2003 determined under the various methods as explained above is as follows:

1.   Adjusted Net Assets Method                                     $ 1,750,000.
2.   Prior Sales of Company Stock                                       972,606.
3.   Capitalization of Excess Earnings - Reasonable Rate Method       1,360,000.

         The history of the Company over the last five (5) years has been erratic. It is well established that while an asset-based method of valuation applies in the case of corporations that are essentially holding companies, an earnings-based method is appropriate for corporations that are active operating companies. Noting that the fixed assets are the largest contributor to total asset value, we must also take into consideration the corporation's status as an operating company. Furthermore, it is necessary to look at prior arms length transactions in the Company's stock. For these reasons, a value that takes into consideration both underlying asset value as well as the profitability and the trading history of the company is deemed appropriate.

         Based on analysis of the above methods, it is our opinion that the fair market value of 100% of the common stock of Uptowner Inns, Inc., without discounting, as of June 30, 2003 is:

                    ONE MILLION, SIX HUNDRED THOUSAND DOLLARS

                                   $1,600,000.

                                       Or

                      ONE DOLLAR AND SEVEN CENTS PER SHARE

                                 $1.07 PER SHARE

                                  APPENDIX III

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               UPTOWNER INNS, INC.

         Pursuant to the provisions of Section 1005, Article 10, Chapter 31D of the Code of West Virginia, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the Corporation is Uptowner Inns, Inc.

         SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on _________ ___, 200__, in the manner prescribed by Section 1003, Article 10, Chapter 31D:

                  RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                  IV. The amount of the total authorized capital of the Corporation shall be Five Hundred Dollars ($500), which shall consist of Five Hundred (500) shares of Common Stock, par value $1.00 per share.

         THIRD:   The amendment of the Articles of Incorporation was adopted to implement a reverse stock split of 1-for-10,000 shares of the common stock of the Corporation. Upon the filing of these Articles of Amendment, each share of existing common stock will automatically be reclassified into one ten thousandth of a fully paid and non-assessable share of the new common stock without any further action on the part of the shareholders. No certificates or scrip representing fractional shares of the new common stock shall be issued in connection with the reverse stock split. Within ten days of the filing of these Articles of Amendment, the Corporation will mail to the shareholders holding fewer than 10,000 shares of common stock or holding a number of shares not evenly divisible by 10,000, a notice of the filing of the Articles of Amendment and a letter of transmittal containing instructions with respect to submission of shares of common stock to the Corporation. Upon surrender of their old certificates, such shareholders will receive $1.07 per share on a pre-split basis.

         FOURTH: The amendment of the Articles of Incorporation was adopted on __________ ___, 200__.

         FIFTH:   The amendment was duly approved by the shareholders in the manner required by Section 1003, Article 10, Chapter 31D. The number of shares of the Corporation outstanding at the time of such adoption was __________, and the number of shares entitled to vote thereon was __________. The number of shares voted for such amendment was ______, and the number of shares that voted against such amendment was ________.

         DATED: _____________ ______, 200___.

                                        UPTOWNER INNS, INC.,

                                        By:______________________________
                                               Carl Midkiff
                                               Its President

                                        and

                                           ______________________________
                                               Hobart Adkins
                                               Its Secretary

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, to-wit:

         Taken, subscribed and sworn to before the undersigned authority by ____________________, as President of UPTOWNER INNS, INC., this ___ day of
_____________, 200___.

         My commission expires __________________________________.

                                  _______________________________
                                            NOTARY PUBLIC

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, to-wit:

         Taken, subscribed and sworn to before the undersigned authority by ____________________, as Secretary of UPTOWNER INNS, INC., this ___ day of
_____________, 200___.

         My commission expires __________________________________.

                                  _______________________________
                                            NOTARY PUBLIC

Articles of Amendment Prepared By:

Christina T. Brumley, Esq.
JACKSON KELLY PLLC
1600 Laidley Tower
P. O. Box 553
Charleston, West Virginia 25322

                               UPTOWNER INNS, INC.
                                 741 5th AVENUE
                         HUNTINGTON, WEST VIRGINIA 25701
                                 (304) 525-8162

                                      PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                           BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS,
                                JANUARY ___, 2004

         Carl Midkiff and David Robinson, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Uptowner Inns, Inc., at the Special Meeting of Shareholders to be held January __, 2004.

         Unless otherwise specified on this proxy, the shares represented by this proxy will be voted "FOR" the propositions listed on the reverse side and described more fully in the proxy statement of Uptowner Inns, Inc., distributed in connection with this Special Meeting. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                               UPTOWNER INNS, INC.

                 PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER
                              USING DARK INK ONLY.

The board of directors recommends a vote "FOR" the listed propositions.

1. To approve and adopt an amendment to the Articles of Incorporation (the "Articles of Incorporation") of Uptowner Inns, Inc., which amendment effectuates a Reverse Stock Split (the "Reverse Stock Split") of Uptowner's Common Stock that would result in (a) shareholders receiving one share of new common stock, $1.00 par value (the "New Common Stock") owned as of the effective date, (b) shareholders receiving cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the Reverse Stock Split at a rate of $1.07 per share on a pre-split basis, and
     (c) the reduction of Uptowner's authorized shares of Common Stock from 10,000 shares to 500 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split is proposed to terminate Uptowner's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is expected to reduce Uptowner's expenses associated with filing reports with the Securities and Exchange Commission. The amendment to the Articles of Incorporation provide as follows:

                  RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                  IV. The amount of the total authorized capital of the Corporation shall be Five Hundred Dollars ($500), which shall consist of Five Hundred (500) shares of Common Stock, par value $1.00 per share.

         For  [ ]                  Against [ ]                     Abstain  [ ]

2. To vote in accordance with the recommendation of management as to any other matters, which may properly come before the Special Meeting or any adjournments thereof.

         For  [ ]                  Against [ ]                     Abstain  [ ]

                                          Dated: _______________________, 2004
                                          ____________________________________
                                          ____________________________________
                                                      Signature(s)

                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title. If more than
                                          one trustee, all should sign.

CO773847